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                                  EXHIBIT 6(iv)

                          Standard Franchise Documents



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                          DREAMS FRANCHISE CORPORATION

                               FRANCHISE AGREEMENT


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
                                TABLE OF CONTENTS

         I.       APPOINTMENT AND FRANCHISE FEE .............................2

         II.      TERM AND RENEWAL...........................................4

         III.     STORE LOCATION.............................................6

         IV.      TRAINING AND ASSISTANCE....................................8

         V.       PROPRIETARY MARKS..........................................9

         VI.      CONFIDENTIAL OPERATIONS MANUAL............................11

         VII.     CONFIDENTIAL INFORMATION..................................11

         VIII.    MODIFICATION OF THE SYSTEM................................12

         IX.      ADVERTISING...............................................13

         X.       CONTINUING SERVICES AND ROYALTY FEE.......................15

         XI.      ACCOUNTING AND RECORDS....................................16

         XII.     STANDARDS OF QUALITY AND PERFORMANCE......................17

         XIII.    FRANCHISEE'S OBLIGATIONS TO PURCHASE FROM
                  APPROVED SOURCES..........................................20

         XIV.     FRANCHISOR'S OPERATIONS ASSISTANCE........................21

         XV.      INSURANCE.................................................22

         XVI.     COVENANTS.................................................24

         XVII.    DEFAULT AND TERMINATION...................................26


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         XVIII.   RIGHTS AND DUTIES OF PARTIES UPON
                  EXPIRATION OR TERMINATION.................................29

         XIX.     TRANSFERABILITY OF INTEREST...............................31

         XX.      DEATH OR INCAPACITY OF FRANCHISEE.........................35

         XXI.     RIGHT OF FIRST REFUSAL....................................36

         XXII.    OPERATION IN THE EVENT OF ABSENCE,
                  DISABILITY OR DEATH.......................................36

         XXIII.   INDEPENDENT CONTRACTOR AND
                  INDEMNIFICATION...........................................36

         XXIV.    NON-WAIVER................................................37

         XXV.     NOTICE....................................................38

         XXVI.    COST OF ENFORCEMENT OR DEFENSE............................38

         XXVII.   ENTIRE AGREEMENT..........................................39

         XXVIII.  SEVERABILITY AND CONSTRUCTION.............................39

         XXIX.    APPLICABLE LAW............................................40

         XXX.     GUARANTY..................................................40

         XXXI.    FORCE MAJEURE.............................................41

         XXXII.   CAVEAT....................................................41

         XXXIII.  ACKNOWLEDGMENTS...........................................41


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EXHIBITS

A.                GUARANTY AND ASSUMPTION OF OBLIGATIONS

B.                MAP OF DESIGNATED AREA


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                          DREAMS FRANCHISE CORPORATION

                               FRANCHISE AGREEMENT


         This Franchise Agreement ("this Agreement"), made this ______________ day of____________________, 19 ____, by and between DREAMS FRANCHISE CORPORATION, a California corporation, having its principal place of business at 5009 Hiatus Road, Sunrise FL 33351 ("Franchisor"), and ____________________
_______________________________________________________________________________
____________________________________________ ("Franchisee").

                                   WITNESSETH:

         WHEREAS, Franchisor and its parent, Dreams, Inc. (fka StratAmerica Corporation), as the result of the expenditure of time, skill, effort and money have developed and own a unique system ("System"), identified by the mark "FIELD OF DREAMS-Registered Trademark-*", relating to the establishment, development and operation of a store for the retail sale of sports-related merchandise and celebrity-oriented merchandise, sports collectibles, memorabilia, trading cards and related merchandise and products authorized and approved by Franchisor and utilizing Franchisor's System and Marks, all of which may be changed, improved or further developed by Franchisor from time to time; and

         WHEREAS, the distinguishing characteristics of the System include, without limitation, distinctive exterior and interior layout, design and color scheme; exclusively designed signage, decorations, furnishings and materials; specialized procedures, techniques and methods for merchandising activities; distinct inventory specifications and standards; the FIELD OF DREAMS-Registered Tradmark- Confidential Operations Manual; the FIELD OF DREAMS-Registered Tradmark- Proprietary Software Program; and methods and techniques for inventory and cost controls, record keeping and reporting, personnel management, purchasing, sales promotion, marketing and advertising; all of which may be changed, improved and further developed by Franchisor from time to time; and

         WHEREAS, Franchisor has obtained from Universal Studios Licensing, Inc. ("USL") the exclusive right and license in the United States, excluding properties owned or controlled by USL, to utilize the mark "FIELD OF DREAMS-Registered Tradmark-" ("Mark(s)") as the name of and in the design of retail stores as described above as well as the exclusive right to sublicense others to use the Mark "FIELD OF DREAMS-Registered Tradmark-" in the development and operation of franchised retail stores. Franchisee
----------------
         *"FIELD OF DREAMS -Registered Trademark-" is a service mark of Universal City Studios, Inc., licensed to Franchisor by Universal Studios Licensing, Inc. ("USL").


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understands and acknowledges, however, that in the event Franchisor's right to use the Marks terminates for any reason whatsoever, Franchisee shall be obligated to discontinue its use of the Marks and any associated logos or commercial symbols immediately upon the direction of Franchisor or USL. Franchisor has also obtained a non-exclusive right from USL to utilize the mark "FIELD OF DREAMS-Registered Tradmark-" upon or in connection with the manufacture, sale and distribution of sports and celebrity memorabilia and paraphernalia by Franchisor and its franchisees. Such FIELD OF DREAMS-Registered Tradmark- products shall be maintained as part of the inventory of all Franchised Stores at all times. Franchisor shall continue to develop, use and control such Marks for the benefit and use of itself and all franchisees in order to identify for the public the source of and to represent the System's high standards of quality regarding the appearance, service and value throughout the operation of a retail store; and

         WHEREAS, Franchisor grants to qualified persons franchises to own and operate FIELD OF DREAMS-Registered Tradmark- retail stores offering and selling sports-related merchandise and celebrity-oriented merchandise, sports collectibles, memorabilia, trading cards and related merchandise and products authorized and approved by Franchisor and utilizing Franchisor's System and Marks. Franchisee desires to operate a FIELD OF DREAMS-Registered Tradmark-retail store using Franchisor's System and Marks and has applied for a franchise, which application has been approved by Franchisor in reliance upon all of the representations made therein; and

         WHEREAS, Franchisee understands and acknowledges the importance of Franchisor's high and uniform standards of quality and service and the necessity of operating the FIELD OF DREAMS-Registered Tradmark- store in conformity with Franchisor's standards and specifications; and

         WHEREAS, Franchisee understands and acknowledges that the franchise granted herein is for the operation of a FIELD OF DREAMS-Registered Tradmark-retail store only and does not include any rights to distribute the products or service through mail order operations or any other channel of distribution whatsoever; and

         WHEREAS, Franchisor expressly disclaims the making of and Franchisee acknowledges that it has not received nor relied upon any warranty or guaranty, express or implied, as to the revenues, profits or success of the business venture contemplated by this Agreement. Franchisee acknowledges that it has read this Agreement and Franchisor's Uniform Franchise Offering Circular and that it has no knowledge of any representations by Franchisor, or its officers, directors, shareholders, employees or agents that are contrary to the statements made in Franchisor's Uniform Franchise Offering Circular or to the terms herein.

         NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other set forth in this Agreement hereby agree as follows:


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I.       APPOINTMENT AND FRANCHISE FEE

         A. Franchisor hereby grants to Franchisee, upon the terms and conditions herein contained, the right, license and privilege to use the Mark "FIELD OF DREAMS-Registered Tradmark-". Such grant is subject and subordinate to the terms of the license granted by USL to Franchisor pursuant to that certain License Agreement dated June 1, 1990 and all amendments thereto. Upon the termination of such License Agreement, for any reason, Franchisee's right, license and privilege to use the Mark "FIELD OF DREAMS-Registered Tradmark-" shall thereupon terminate, and Franchisee shall thereafter operate under such substitute name as Franchisor may direct. Franchisee undertakes the obligation, to operate a FIELD OF DREAMS-Registered Tradmark- store offering and selling at retail sports-related merchandise, celebrity-oriented merchandise collectibles, memorabilia, trading cards and related merchandise and products ("Franchised Store"), and to use solely in connection therewith Franchisor's System, as it is currently established, and as it may be changed, improved and further developed from time to time, at one (1) location only, such location to be:


            1)__________________________________________________________________
________________________________________________________      or

            2) At a location to be designated, as provided in Paragraph III.A. hereof within the following area:_______________________________________________
_______________________________________________________ Provided, however, that when a location has been designated and approved by the parties, said location shall become Paragraph I.A.1., as if originally incorporated therein.

         B. Franchisee receives an exclusive territory which will vary in size and dimensions. Franchisor shall not grant to itself or another person a FIELD OF DREAMS-Registered Tradmark- franchise within such exclusive territory. Franchisee acknowledges, however, that any shopping mall located within any such territory shall be specifically excluded from all provisions of this Agreement regarding territorial exclusivity. The criteria used for determining the boundaries of the exclusive territory include: the number of residential homes, condominiums and/or apartments; the apparent degree of affluence of residents and businesses within the territory; major and restricting topographical features which clearly define contiguous areas, such as rivers, mountains, major freeways, and underdeveloped land areas; the automobile and other traffic that passes and/or is active in the territory; and the density of residential and business entities. In the event the Franchised Store is located within a shopping mall, Franchisee's exclusive territory shall be limited to the boundaries and address of the shopping mall itself. The determination of the exclusive territory shall be made and agreed upon between Franchisor and Franchisee. The exclusive territory so selected is described in writing below and in a map attached hereto as Exhibit B and hereby made a part of this Agreement. Franchisee may relocate its store within the same general vicinity, while remaining in the aforesaid territory, only with the prior written approval of Franchisor and subject to the rights of other franchisees.


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         C. Franchisor will not, so long as this Agreement is in force and effect and Franchisee is not in material default under any of the terms hereof, enfranchise or operate any other FIELD OF DREAMS-Registered Tradmark- store within the following area: ___________________________________________________
______________________________________("Designated Area").

         D. Franchisor has the right, in its sole discretion, to grant such other franchises outside of the Designated Area as Franchisor, in its sole and exclusive discretion, deems appropriate. Further, both within and outside of the Designated Area, Franchisee acknowledges that USL, Franchisor and their affiliates may offer and sell at wholesale or retail (through mail order catalog sales, internet site or any other species of wholesale or retail vendor whatsoever), the products which may comprise, or may in the future comprise a part of the FIELD OF DREAMS-Registered Tradmark- System. Franchisee shall not be permitted to engage in mail order telemarketing, direct marketing or direct solicitation without written approval from the Franchisor. Franchisee may not prepare or sell through a catalog. Franchisee may not sell product through an internet site, page or other internet use. USL and Franchisor further have the right both within and outside the Designated Area to sell at both wholesale and retail all merchandise and products which do not comprise a part of the FIELD OF DREAMS-Registered Tradmark- System. Those products and services which comprise a part of the FIELD OF DREAMS-Registered Tradmark- System are delineated and set forth in detail in the FIELD OF DREAMS-Registered Tradmark- Confidential Operations Manual ("Confidential Operations Manual"), which Confidential Operations Manual may be amended from time to time to reflect additions to, deletions from and modifications to the specifications of those services and products which comprise a part of the System.

         E. In consideration of the franchise for a store at the location specified in Paragraph I.A. and granted herein, Franchisee shall pay to Franchisor the sum of _____________________ Dollars ($_________) upon execution of this Agreement and [strike if inapplicable: the sum of ____________________ Dollars ($_________) upon execution of the lease for the Franchised Store]. Except as may be otherwise specifically provided in this Agreement and/or any Exhibit attached hereto, said fees shall be deemed fully earned and non-refundable upon execution of this Agreement.

         F. [DELETED]

         G. Franchisee acknowledges and agrees that because complete and detailed uniformity under many varying conditions may not be possible or practical, Franchisor specifically reserves the right and privilege, at its sole discretion and as it may deem in the best interests of all concerned in any specific instance, to vary standards for any System franchisee based upon the peculiarities of the particular site or circumstance, density of population, business potential, population of trade area, existing business practices or any other condition which Franchisor deems to be of importance to the successful operation of such franchisee's business. Franchisee shall not be entitled to require Franchisor to disclose or grant to franchisee a like or similar variation hereunder. Further, any grant of a franchise to another franchisee shall not constitute a breach of any obligations of Franchisor to Franchisee pursuant to this Agreement.


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II.      TERM AND RENEWAL

         A. This Agreement shall be effective and binding from the date of its execution for an initial term equal to _________________________________
commencing on the date of execution of this Agreement. The term of this Agreement is unaffected by the terms of any agreement other than the lease or sublease for the premises of the Franchised Store.

         B. Franchisee shall have the right to renew this franchise before the expiration of the initial term of the franchise for __________________________ additional successive terms of _____________________________ each, providing all of the conditions hereinafter set forth have been fulfilled.

            1. Franchisee has, during the entire term of this Agreement, complied with all its provisions;

            2. Franchisee maintains possession of the Franchised Store and before the expiration date of this Agreement has brought the Franchised Store into full compliance with the specifications and standards then applicable for new or renewing FIELD OF DREAMS-Registered Tradmark-stores and presents evidence satisfactory to Franchisor that it has the right to remain in possession of the Franchised Store premises for the duration of any renewal term; or, in the event Franchisee is unable to maintain possession of the premises of the Franchised Store, or if, in the judgment of Franchisor, the Franchised Store should be relocated, Franchisee secures substitute premises approved by Franchisor and has furnished, stocked and equipped such premises to bring the Franchised Store at its substituted premises into full compliance with the then-current specifications and standards before the expiration date of this Agreement;

            3. Franchisee has given notice of renewal to Franchisor as provided hereinafter;

            4. Franchisee has satisfied all monetary obligations owed by Franchisee to Franchisor and Franchisor's affiliates and has met these obligations timely throughout the term of this Agreement;

            5. Franchisee has executed upon renewal Franchisor's then-current form of Franchise Agreement (with appropriate modifications to reflect the fact that the agreement relates to the grant of a renewal franchise), which agreement shall supersede in all respects this Agreement, and the terms of which may differ from the terms of this Agreement, including, without limitation, a different percentage Continuing Services and Royalty Fees and advertising contribution; a different territory; provided, however, Franchisee shall not be required to pay the then-current initial franchise fee or its equivalent;


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            6. Franchisee has complied with Franchisor's then-current
         qualification and training requirements; and

            7. Franchisee has executed a general release, in a form prescribed by Franchisor, of any and all claims against Franchisor and its subsidiaries and affiliates, and their respective officers, directors, agents, shareholders and employees.

         C. If Franchisee desires to renew this franchise before the expiration of this Agreement, Franchisee shall give Franchisor written notice of its desire to renew at least six (6) months, but not more than twelve (12) months, prior to the expiration of the initial term of this Agreement. Within ninety (90) days after its receipt of such timely notice, Franchisor shall furnish Franchisee with written notice of: (1) reasons which could cause Franchisor not grant a renewal to Franchisee including but not limited to any deficiencies which require correction and a schedule for correction thereof by Franchisee; and (2) Franchisor's then-current requirements relating to the image, appearance, decoration, furnishing, equipping and stocking of FIELD OF DREAMS-Registered Tradmark- stores, and a schedule for effecting upgrading or modifications in order to bring the Franchised Store in compliance therewith, as a condition of renewal. Renewal of the franchise shall be conditioned upon Franchisee's compliance with such requirements and continued compliance with all the terms and conditions of this Agreement up to the date of termination of the initial term, provided, however, that in the event Franchisee is diligently curing any deficiencies as required by Franchisor, the term of this Agreement shall be extended for a period of time equal to the number of days required to cure such deficiency, the maximum of which shall equal ninety (90) days.

III.     STORE LOCATION

         A. Franchisee shall operate the Franchised Store only at the location specified in Paragraph I hereof. If the lease for the site of the Franchised Store expires or terminates without fault of Franchisee, or if the site is destroyed, condemned or otherwise rendered unusable, or as otherwise may be agreed upon in writing by Franchisor and Franchisee, Franchisor will grant permission for relocation of the Franchised Store at a location and site acceptable to Franchisor. Any such relocation shall be at Franchisee's sole expense and Franchisor shall have the right to charge Franchisee for any and all reasonable costs incurred by Franchisor, and a reasonable fee for its services, in connection with any such relocation of the Franchised Store.

         B. Franchisee shall be responsible for purchasing or leasing a suitable site for the Franchised Store. Within three (3) months after the date of this Agreement, Franchisee shall submit a letter of intent or other evidence satisfactory to Franchisor which confirms Franchisee's favorable prospects for obtaining the proposed site. Franchisor shall provide Franchisee written notice of approval or disapproval of the proposed site within fifteen (15) business days after receiving Franchisee's written proposal. Franchisee acknowledges that any site selection assistance or approval provided by Franchisor shall not be construed or interpreted as a guarantee of success for


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said location nor shall any location recommendation or approval made by
Franchisor be deemed a representation that any particular location is available for use and a FIELD OF DREAMS-Registered Tradmark- store.

         C. If Franchisor or its affiliates identify an acceptable site for use as a Franchised Store, Franchisor may lease or sublease such site to Franchisee. However, unless Franchisor has agreed in a separate written agreement to purchase or acquire by leasing the property in which the Franchised Store is to be located, Franchisor shall have no obligation to enter into a lease or sublease with Franchisee and shall only be obligated to act in an advisory capacity to assist Franchisee in acquiring a location. Any real estate and improvement costs associated with the development of the location of the Franchised Store shall be the responsibility of Franchisee and may be included in determining the lease or sublease rental payments.

         D. After receiving Franchisor's written approval of the location of the Franchised Store as provided in Paragraph III.B. hereof, Franchisee shall, subject to the prior approval of terms by Franchisor execute a lease (if the premises are to be leased) or a binding agreement to purchase the site. Franchisor's approval of the lease or purchase agreement shall be conditioned upon inclusion in the lease of terms acceptable to Franchisor, and at Franchisor's option, the lease shall contain such provisions, including, but not limited to:

            1. A provision reserving to Franchisor the right, at Franchisor's election, to receive an assignment of the leasehold interest upon termination or expiration of the franchise grant;

            2. A provision which expressly requires the lessor of the premises to provide Franchisor all sales and other information lessor may have related to the operation of the Franchised Store, as Franchisor may request;

            3. A provision which requires the lessor concurrently to provide Franchisor with a copy of any written notice of deficiency under the lease sent to Franchisee and which grants to Franchisor, in its sole discretion, the right (but not obligation) to cure any deficiency under the lease within fifteen (15) business days after the expiration of the period in which Franchisee had to cure any such default should Franchisee fail to do so;

            4. A provision which evidences the right of Franchisee to display the proprietary Marks in accordance with the specifications required by the Confidential Operations Manual, subject only to the provisions of applicable law;

            5. A provision that the premises be used solely for the operation of a franchised FIELD OF DREAMS-Registered Tradmark- store; and


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            6. A provision which expressly states that any default under the lease shall constitute a default under the Franchise Agreement, and any default under the Franchise Agreement shall constitute a default under the lease.

         E. Franchisee agrees that promptly after obtaining possession of the site for the Franchised Store it will: (i) cause to be prepared and submit for approval by Franchisor a description of any modifications to Franchisor's basic architectural plans and specifications for a FIELD OF DREAMS-Registered Tradmark- store (including requirements for dimensions, exterior design, materials, interior design and layout, equipment, fixtures, furniture, signs and decorating materials) required for the development of a FIELD OF DREAMS-Registered Tradmark- store at the site leased or purchased therefor, provided that Franchisee may modify Franchisor's basic plans and specifications only to the extent required to comply with all applicable ordinances, building codes and permit requirements and with prior notification to and approval by Franchisor; (ii) obtain all required zoning changes; all required building, utility, health, sanitation, sign permits and licenses and any other required permits and licenses; (iii) purchase or lease equipment, fixtures, furniture and signs as provided herein; (iv) complete the construction and/or remodeling, equipment, fixture, furniture and sign installation and decorating of the Franchised Store in full and strict compliance with plans and specifications therefor approved by Franchisor and all applicable ordinances, building codes and permit requirements; (v) obtain all customary contractors' sworn statements and partial and final waivers of lien for construction, remodeling, decorating and installation services; and (vi) otherwise complete development of and have the Franchised Store ready to open and commence the conduct of its business in accordance with Paragraph XII hereof.

         F. If a lease is not executed and Franchisee fails to open the Franchised Store within three (3) months after submission of the letter of intent specified in Paragraph III.B., herein, then and in that event, upon written application from either party, this contract shall be terminated and deposits received by Franchisor shall be returned to Franchisee; however, Franchisee shall forfeit to Franchisor the sum of Five Thousand Dollars ($5,000) as liquidated damages in payment for Franchisor's expenses in its site evaluation and selection activities. Franchisee and Franchisor agree that the amount set forth to wit, Five Thousand Dollars ($5,000) as liquidated damages is a reasonable amount and that due to the nature of the subject matter, it will be impossible to ascertain the exact amount of damages sustained by the recipient therefore.

         G. Franchisee shall be required to periodically make reasonable capital expenditures to remodel, modernize and redecorate the Franchised Store and to replace and modernize the premises of the Franchised Store (including but not limited to replacement of floor coverings) so that the Franchised Store will reflect the then-current image intended to be portrayed by FIELD OF DREAMS-Registered Tradmark- stores. All remodeling, modernization, or redecoration of the Franchised Store and its premises must be done in accordance with the standards and specifications as prescribed by Franchisor from time to time and with the prior written approval of Franchisor. All replacements must conform to Franchisor's then-current quality standards and specifications and must be approved by Franchisor in writing. Franchisee shall not be required to remodel, modernize or redecorate the Franchised Store and its premises more than once during the initial term of this Agreement, requiring


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expenditures in excess of Twelve Thousand Dollars ($12,000), however, maintenance of the premises of the Franchised Store may exceed this amount, and maintenance costs may not be credited to remodeling, modernization or redecoration expenditures.

IV.      TRAINING AND ASSISTANCE

         A. Franchisor shall make training available to Franchisee, Franchisee's designated manager and to a reasonable number of Franchisee's employees. Franchisee and/or its designated manager is required to attend and successfully complete to Franchisor's satisfaction prior to opening for business a training and familiarization course of two (2) weeks or ten (10) calendar days in duration to be conducted at Franchisor's headquarters or at such other place as Franchisor shall designate. Said training programs shall cover material aspects of the operation of a FIELD OF DREAMS-Registered Tradmark- franchise, including financial controls; general bookkeeping procedures; procedures and techniques regarding the retail sale of sports and celebrity related merchandise, collectibles, memorabilia, trading cards and related merchandise and products; customer relations techniques; inventory and cost control methods; service and operational techniques; marketing and advertising techniques; training and deployment of labor; and maintenance of quality standards. All expenses incurred by Franchisee and its employees in attending such programs, including without limitation, travel costs, room and board expenses and employees' salaries, shall be the sole responsibility of Franchisee.

         B. For five (5) days during start up of operations of Franchisee's Franchised Store, Franchisor will furnish to Franchisee, at Franchisee's premises and at Franchisor's expense, one (1) of Franchisor's representatives for the purpose of facilitating the opening of Franchisee's Franchised Store. During this period, such representative will also assist Franchisee in establishing and standardizing procedures and techniques essential to the operation of a FIELD OF DREAMS-Registered Tradmark- store and shall assist in training personnel; however, Franchisee acknowledges that Franchisor shall not be responsible for training or offering guidance with respect to compliance with any laws, ordinances or other legal matters. Should Franchisee request additional assistance from Franchisor in order to facilitate the opening of the Franchised Store, and should Franchisor deem it necessary and appropriate to comply with the request, Franchisee shall reimburse Franchisor for an agreed upon fee plus the expenses of Franchisor in providing such additional assistance.

         C. If Franchisor determines, in its sole discretion, that Franchisee is unable to satisfactorily complete the training program described above, Franchisor shall have the right to terminate this Agreement in the manner herein provided. If this Agreement is terminated pursuant to this Paragraph, Franchisor shall return to Franchisee the franchise fees paid by Franchisee to Franchisor minus the expenses incurred by Franchisor as of such date for providing training to Franchisee, including, without limitation, the cost of recruitment, attorneys fees, travel and living and such other expenses incurred by Franchisor in relation to services provided pursuant to this Agreement. Upon return of said amount, Franchisor shall be fully and forever released from any claims or causes of action Franchisee may have under or pursuant to this Agreement, and Franchisee shall have no further right, title or interest in the Marks or the System.


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         D. If Franchisee designates new or additional managers after the initial training program, Franchisor shall provide training to such managers to the extent that Franchisor can reasonably accommodate such managers in Franchisor's regularly scheduled training course. Franchisor shall provide such training at no charge to Franchisee, except that Franchisee shall pay all employee salaries and travel and living expenses incurred by Franchisee's managers or employees in attending such training programs.

         E. Franchisor from time to time may provide and if it does and may require that previously-trained and experienced Franchisees or their managers or employees attend and successfully complete refresher training programs or seminars to be conducted at such location as may be designated by Franchisor. Attendance at such refresher training programs or seminars shall be at Franchisee's sole expense, provided, however, that attendance will not be required at more than two (2) such programs in any calendar year and which shall not collectively exceed four (4) business days in duration during any calendar year.

V.       PROPRIETARY MARKS

         A. Franchisee acknowledges that USL and its affiliates are the owners of all right, title and interest together with all the goodwill of the Marks and that Franchisor has been licensed the right to use such Marks and the right to sublicense others. Franchisee further acknowledges that Franchisees's right to use the Marks is derived solely from this Agreement and is limited to the conduct of business by Franchisee pursuant to and in compliance with this Agreement and all applicable standards, specifications, and operating procedures prescribed by Franchisor from time to time during the term of the Franchise. Any unauthorized use of the Marks by Franchisee is a breach of this Agreement and an infringement of the rights of USL and Franchisor in and to the Marks. Franchisee acknowledges and agrees that all usage of the Marks by Franchisee and any goodwill established by Franchisee's use of the Marks shall inure to the exclusive benefit of USL and its affiliates and that this Agreement does not confer any goodwill or other interests in the Marks upon Franchisee. Franchisee acknowledges, further, that it acquires no right, title or interest in any of the marks or any additional trademark which may be developed unless specifically granted such pursuant to the terms of a separate license agreement. Franchisee shall not, at any time during the term of this Agreement or after its termination or expiration, contest the validity or ownership of any of the Marks or assist any other person in contesting the validity or ownership of the Marks. All provisions of this Agreement applicable to the Marks apply to any and all additional trademarks, service marks, and commercial symbols authorized for use by and licensed to Franchisee by Franchisor after the date of this Agreement.

         B. Franchisee shall not use any Mark or portion of any Mark as part of a corporate or trade name, or with any prefix, suffix, or other modifying words, terms, designs, or symbols, or in any modified form. Franchisee shall not use any Mark in connection with the sale of any unauthorized product or service or in any other manner not expressly authorized in writing by


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Franchisor. Franchisee agrees to properly attribute the ownership of the Marks to USL and its affiliates and to give such notices of trademark and service mark registrations as Franchisor specifies and to obtain such fictitious or assumed name registrations as may be required under applicable law.

         C. Franchisee shall promptly notify Franchisor of any attempt by any other person, firm or corporation to use the Marks or any colorable imitation thereof. Upon receipt of timely notice of such infringement USL and Franchisor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations. USL and Franchisor shall have the exclusive right to contest or bring action against any third party regarding the third party's use of any of the Marks and shall exercise such right in their sole discretion. Franchisee shall not institute any suit or take any actions with regards to the Marks without first obtaining the written consent of Franchisor to do so, which may be given or withheld in Franchisor's sole discretion. In any defense or prosecution of any litigation relating to the Marks or components of the System undertaken by Franchisor or USL, Franchisee shall cooperate with Franchisor or USL and execute any and all documents and take all actions as may be desirable or necessary in the opinion of counsel, to carry out such defense or prosecution. Franchisor and Franchisee shall make every effort consistent with the foregoing to protect, maintain, and promote the Marks as identifying the System. FRANCHISOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE USE, EXCLUSIVE OWNERSHIP, VALIDITY OR ENFORCEABILITY OF THE MARKS.

         D. If it becomes advisable at any time, in Franchisor's sole discretion, for Franchisor to modify or discontinue use of any Mark, and/or use one or more additional or substitute trade names, trademarks, service marks, or other commercial symbols, Franchisee agrees to comply with Franchisor's directions within a reasonable time after notice to Franchisee by Franchisor. Franchisee understands and acknowledges, however, that in the event Franchisor's right to use the Marks is terminated for any reason whatsoever, Franchisee shall be obligated to discontinue its use of the Marks and any associated logos or commercial symbols immediately upon the direction of Franchisor or USL. Franchisor shall have no liability or obligation whatsoever with respect to Franchisee's modification or discontinuance of any Mark.

         E. In order to preserve the validity and integrity of the Marks and copyrighted material licensed herein and to assure that Franchisee is properly employing the same in the operation of its Franchised Store, Franchisor or its agents shall have the right of entry and inspection of Franchisee's premises and operating procedures at all reasonable times. Franchisor shall have the right to observe the manner in which Franchisee is rendering its FIELD OF DREAMS-Registered Tradmark- services and conducting its operations, to confer with Franchisee's employees and customers, to inspect service techniques and procedures, to inspect inventory mix, and to select sports-related merchandise, celebrity-oriented merchandise, collectibles, memorabilia, trading cards and related merchandise, products, supplies, accessories and other items for and evaluation purposes to make certain that the services, products, materials and supplies are satisfactory and meet the quality control provisions and performance standards established by Franchisor.


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VI.      CONFIDENTIAL OPERATIONS MANUAL

         A. Franchisor will loan to Franchisee during the term of the franchise one (1) copy of a Confidential Operations Manual containing reasonable and mandatory specifications, standards, operating procedures and rules prescribed from time to time by Franchisor for FIELD OF DREAMS-Registered Tradmark- stores and information relative to other obligations of Franchisee hereunder. Franchisor may also set forth guidelines and additional recommendations for operational procedures. Franchisor shall have the right to add to and otherwise modify the Confidential Operations Manual from time to time to reflect changes in the specifications, standards, operating procedures and rules prescribed by Franchisor for FIELD OF DREAMS-Registered Tradmark- stores, provided that no such addition or modification shall alter Franchisee's fundamental status and rights under this Franchise Agreement.

         B. The Confidential Operations Manual shall at all times remain the sole property of Franchisor and shall promptly be returned upon the expiration or other termination of this Agreement.

         C. The Confidential Operations Manual contains proprietary information of Franchisor and shall be kept confidential by Franchisee both during the term of the franchise and subsequent to the expiration and/or termination of the franchise. Franchisee shall at all times insure that its copy of the Confidential Operations Manual be available at the Franchised Store premises in a current and up-to-date manner. Franchisee shall not make any unauthorized use, disclosure or duplication of any portion of the Confidential Operations Manual. At all times that the Confidential Operations Manual is not in use by authorized personnel, Franchisee shall maintain the Confidential Operations Manual in a locked receptacle at the premises of the Franchised Store, and shall only grant authorized personnel, as defined in the Confidential Operations Manual, access to the key or lock combination of such receptacle. In the event of any dispute as to the contents of the Confidential Operations Manual, the terms of the master copy of the Confidential Operations Manual maintained by Franchisor at Franchisor's home office shall be controlling.

         D. Upon receipt of a copy of the Confidential Operations Manual, Franchisee shall deliver $500 to Franchisor. Franchisor shall hold the $500 in its general account and return it to the Franchisee when the entire confidential Operations Manual is returned to the Franchisor by the Franchisee.

VII.     CONFIDENTIAL INFORMATION

         A. Franchisee acknowledges that its entire knowledge of the operation of a FIELD OF DREAMS-Registered Tradmark- store, including without limitation the Confidential Operations Manual, the method of marketing, pricing and dispensing of sports-related merchandise, celebrity-oriented merchandise, collectibles, memorabilia, trading cards and related merchandise and products, services, standards and retail store operating procedures of a FIELD OF DREAMS-Registered Tradmark- store, customer names and addresses, is derived from information disclosed to Franchisee by Franchisor and that such


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

information is proprietary, confidential and the trade secret of Franchisor. Franchisee agrees that it will maintain the absolute confidentiality of all such information during and after the term of the franchise and that it will not use any such information in any other business or in any manner not specifically authorized or approved in writing by Franchisor.

         B. Franchisee shall divulge such confidential information only to such of its employees as must have access to it in order to operate the Franchised Store. Unless designated otherwise in writing by Franchisor, any and all information, knowledge and know-how, including, without limitation, drawings, materials, computer equipment, other equipment, specifications, techniques, retail store systems, and other data, shall be deemed confidential for purposes of this Agreement, except information which Franchisee can demonstrate came to its attention prior to disclosure thereof by Franchisor; or which, at the time of disclosure by Franchisor to Franchisee, had become a part of the public domain, through non-wrongful publication or communication by others; or which, after disclosure to Franchisee by Franchisor, becomes a part of the public domain, through non-wrongful publication or communication by others.

         C. Due to the special and unique nature of the confidential information, Marks, and Confidential Operations Manual of Franchisor, Franchisee hereby agrees and acknowledges that Franchisor shall be entitled to seek immediate equitable remedies, including but not limited to, restraining orders and injunctive relief in order to safeguard such proprietary, confidential, unique, and special information of Franchisor and that money damages alone would be an insufficient remedy with which to compensate Franchisor for any breach of the terms of Paragraph V, VI, and VII of this Agreement. All employees of Franchisee having access to the confidential and proprietary information agreements or other proprietary information of Franchisor shall be required to execute confidential information agreements in the form acceptable to Franchisor.

         D. Franchisee shall not use in advertising or any other form of promotion, or in any manner the copyrighted materials of Franchisor without the appropriate copyright and trademark designations.

VIII.    MODIFICATION OF THE SYSTEM

         Franchisee recognizes and agrees that from time to time hereafter Franchisor may change or modify the System presently identified by the Marks, including, without limitation, the adoption and use of new, different or modified trade names, trademarks, service marks or copyrighted materials, new products, new equipment or new techniques. Upon direction of Franchisor, Franchisee shall immediately discontinue its use of any part of the System and accept, use and display for the purpose of this Agreement any additions to the System, as if they were part of this Agreement at the time of execution hereof. Franchisee shall make such expenditures as are reasonably required by such changes or modifications in the System. Franchisee shall not change, modify or alter the System in any way.


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IX.      ADVERTISING

         Recognizing the value of advertising and the importance of the standardization of advertising and promotion to the furtherance of the goodwill and the public image of FIELD OF DREAMS-Registered Tradmark- stores, Franchisee agrees as follows:

         A. Before any use of promotional and advertising materials, Franchisee shall submit to Franchisor or its designated agency, for its prior approval, all information pertaining to promotional materials and advertising initiated by Franchisee, including, but not limited to, newspapers, radio and television advertising, direct mail advertising, specialty and novelty items, signs, boxes or bags. In the event written disapproval of any such advertising and promotional material has not been given by Franchisor to Franchisee within ninety (90) days from the date such information has been received by Franchisor, such materials shall be deemed approved. Failure by Franchisee to conform with the provisions herein and subsequent nonaction by Franchisor to require Franchisee to cure or remedy any such failure and default shall not be deemed a waiver of future or additional failures and defaults by Franchisee under this provision and/or any other provision of this Agreement. The submission of advertising information to Franchisor for approval, as herein required, shall not affect Franchisee's right to determine the prices at which Franchisee sells franchise products and/or services.

         B. Franchisee shall contribute to the FIELD OF DREAMS-Registered Tradmark- Marketing and Development Fund ("Fund") an amount equal to three percent (3%) of Franchisee's Gross Revenues, as defined in Paragraph X. Franchisee's required payments to the Fund shall be made at the same time and in the same manner as, and in addition to, the Continuing Services and Royalty Fee provided in Paragraph X herein. Such payment shall be made in addition to and exclusive of any sums that Franchisee may be required to spend on local and cooperative advertising and promotion. The fund shall be maintained and administered by Franchisor or its designee, as follows:

            1. Franchisor shall direct all advertising programs with sole discretion over the creative concepts, materials and media used in such programs and the placement and allocation thereof. Franchisee agrees and acknowledges that the Fund is intended to maximize general public recognition and acceptance of the Marks for the benefit of the System and that Franchisor or its designee undertake no obligation in administering the Fund to make expenditures for Franchisee which are equivalent or proportionate to its contribution, or to ensure that any particular franchisee benefits directly PRO RATA from the placement of advertising.

            2. Franchisor shall contribute any advertising monies provided by product suppliers to Franchisor for collective advertising purposes directly to the Fund.


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

            3. The funds may be used to meet any and all costs of maintaining, administering, directing and preparing advertising (including, without limitation, the cost of preparing and conducting television, radio, magazine and newspaper advertising campaigns and other public relations activities; employing advertising agencies to assist therein; and providing promotional brochures and other marketing materials to franchisees in the system). All or a portion of funds may be rebated to Franchisees on any basis deemed advantageous by Franchisor. All sums paid by Franchisee to the Fund shall be maintained in a separate account from the other funds of Franchisor and shall not be used to defray any of Franchisor's general operating expenses, except for such reasonable administrative costs and overhead, if any, as Franchisor may incur in activities reasonably related to the administration or direction of the Fund and advertising programs including, without limitation, conducting market research, preparing marketing and advertising materials, and collecting and accounting for assessments for the Fund. All sums paid by Franchisee to the Fund may be invested in passbook-type savings accounts and other low yielding investments; however, Franchisor has no obligation to seek the highest yielding investments for the Fund. Franchisor may seek and at its discretion, follow the advice and counsel of various Franchisees or Franchisees' groups regarding the use of advertising funds.

            4. It is anticipated that all contributions to the Fund shall be expended for advertising and promotional purposes during Franchisor's fiscal year within which contributions are made. If, however, excess amounts remain in the Fund at the end of such fiscal year, all expenditures in the following fiscal year(s) shall be made first out of any current interest or other earnings of the Fund, next out of any accumulated earnings, and finally from principal.

            5. Although Franchisor intends the Fund to be of perpetual duration, Franchisor maintains the right to terminate the Fund. The Fund shall not be terminated, however, until all monies in the Fund have been expended for advertising and promotional purposes.

            6. An accounting of the operation of the Fund shall be prepared annually and shall be made available to Franchisee upon request. Franchisor reserves the right, at its option, to require that such annual accounting include an audit of the operation of the Fund prepared by an independent certified public accountant selected by Franchisor and prepared at the expense of the Fund.

         C. Franchisee shall be required each year to spend on local advertising and promotion (including Yellow Pages listings and mall advertising) an amount equal to one percent (1%) of the Gross Revenues for each calendar year derived from the Franchised Store. Such expenditures shall be made directly by Franchisee, subject to approval and direction by Franchisor or Franchisor's designated advertising agency. Annually Franchisee shall furnish to Franchisor an accurate accounting of the previous year's expenditures on local advertising and promotion.


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

         D. Franchisee shall expend an amount not less than Two Thousand Five Hundred Dollars ($2,500) on newspaper, direct mail, advertising or promotional items through other media to generate initial consumer awareness during the first ninety (90) days of operation of the Franchise Store. Such advertising and promotional items are to be designated as "Grand Opening" advertising and promotion.

         E. Franchisor may, from time to time, develop and market special promotional items which will be made available to Franchisee at Franchisor's cost plus a reasonable mark up and Franchisee shall maintain a representative inventory of such promotional items to meet public demand. Franchisee shall have the right to purchase alternative promotional items provided that such alternative goods conform to the specifications and quality standards established by Franchisor from time to time.

         F. Franchisor may, from time to time, develop and market special advertising or promotional programs designed to increase consumer awareness of the sports and celebrity related merchandise, collectibles, memorabilia, trading cards and related merchandise and products available at each Franchise Store, and Franchisee shall have the right, but not the obligation, to participate therein. Franchisor shall notify Franchisee of the creation of all such advertising or promotional programs and shall advise Franchisee with respect to all of the elements thereof. Within five (5) days after receipt of such notice, Franchisee shall advise Franchisor as to whether or not Franchisee wishes to participate in such programs. If Franchisee notifies Franchisor that it wishes to participate, Franchisee shall in all respects, adhere to all elements of said program. If Franchisee elects to be excluded from such program or programs, Franchisor shall have the right to advise consumers, by advertising, sales solicitation or otherwise, that Franchisee is not a participant in such program, and Franchisee shall not be entitled to the benefits thereof. Franchisor shall establish all such programs in its sole, subjective discretion, and shall not consult or confer with Franchisee or any other franchisee of Franchisor with respect to the nature, content or amount of any discount, prices or service established pursuant to any such program.

         G. Franchisee shall maintain a business phone and advertise continuously in the classified or Yellow Pages of the local telephone directory under listings deemed appropriate by Franchisor using mats of the type and size approved in advance by Franchisor. When more than one (1) FIELD OF DREAMS-Registered Tradmark- store serves a metropolitan area, classified advertisements shall list all FIELD OF DREAMS-Registered Tradmark- stores operating within the distribution area of such classified directories, and Franchisee shall contribute its equal share in the cost of such advertisement.

         H. Franchisee shall not advertise or use in advertising or any other form of promotion, the trademarks, service marks or commercial symbols of Franchisor without the appropriate -Registered Tradmark- registration mark or the designations TM or SM where applicable.


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

X.       CONTINUING SERVICES AND ROYALTY FEE

         A. Franchisee shall pay without offset, credit or deduction of any nature, to Franchisor, so long as this Agreement shall be in effect, a weekly Continuing Services and Royalty Fee equal to six percent (6%) of the Gross Revenues derived from the Franchised Store. Said Continuing Services and Royalty Fees shall be paid weekly in the manner specified below or as otherwise prescribed in the Confidential Operations Manual.

            1. On or before Monday of each week, Franchisee shall submit to Franchisor on a form approved by Franchisor, a correct statement, signed by Franchisee, of Franchisee's Gross Revenues for the preceding week ended Sunday. Each weekly statement of Gross Revenues shall be accompanied by the Continuing Services and Royalty Fee payment based on the Gross Revenues reported in the statement so submitted. Franchisee will make available to Franchisor all original books and records that Franchisor may deem necessary to ascertain Franchisee's Gross Revenues for reasonable inspection at reasonable times. Franchisee shall, on a daily basis, make such information directly accessible to Franchisor through the use of compatible computer communications equipment as designated by Franchisor. Franchisor may require that all payments of Continuing Services an Royalty Fees be made via electronic transfer or credit card draft in the manner prescribed in the Confidential Operations Manual.

            2. The term "Gross Revenues", as used herein, shall mean and include the total of all sales of all merchandise, products and services to customers of Franchisee, whether or not sold or performed at or from the FIELD OF DREAMS-Registered Tradmark- Franchised Store, less any sales tax, use tax, or service taxes collected and paid to the appropriate taxing authority and customer refunds.

         B. All Continuing Services and Royalty Fees, advertising contributions, amounts due for purchases by Franchisee from Franchisor and its affiliates, and other amounts which Franchisee owes to Franchisor or its affiliates shall bear interest after due date at the highest applicable legal rate for open account business credit not to exceed one and one-half percent (1.5%) per month. Franchisee acknowledges that this Paragraph shall not constitute agreement by Franchisor or its affiliates to accept such payments after same are due or a commitment by Franchisor to extend credit to, or otherwise finance Franchisee's operation of, the Franchised Store. Further, Franchisee acknowledges that its failure to pay all amounts when due shall constitute grounds for termination of this Agreement, as provided in Paragraph XVIII hereof, notwithstanding the provisions of this Paragraph.

         C. Notwithstanding any designation by Franchisee, Franchisor shall have the sole discretion to apply any payments by Franchisee to any past due indebtedness of Franchisee for Continuing Services and Royalty Fees, advertising contributions, purchases from Franchisor and its affiliates, interest or any other indebtedness.


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XI. ACCOUNTING AND RECORDS

         A. Franchisee shall maintain during the term of this Agreement, and shall preserve for the time period specified in the Confidential Operations Manual, full, complete, and accurate books, records, and accounts in accordance with the standard accounting system prescribed by Franchisor in the Confidential Operations Manual or otherwise in writing. Franchisee shall retain during the term of this Agreement and for three (3) years thereafter all books and records related to the Franchised Store, including without limitation, sale checks, purchase orders, invoices, payroll records, customer lists, check stubs, sales tax records and returns, cash receipts and disbursement journals and general ledgers.

         B. Franchisee will supply to Franchisor on or before the end of each preceding calendar month, in the form approved by Franchisor, a balance sheet and profit and loss statement and an activity report for the last preceding calendar month. Additionally, Franchisee shall, at its expense, submit to Franchisor within ninety (90) days after the end of each fiscal year during the term of this Agreement, a profit and loss statement for such fiscal year and a balance sheet as of the last day of such fiscal year, prepared on an accrual basis in accordance with Generally Accepted Accounting Principles including all adjustments necessary for fair presentation of the financial statements. Such financial statements will be certified to be true and correct by Franchisee. Franchisor reserves the right to require annual financial statements, prepared in accordance with generally accepted accounting standards, audited by an independent certified public accountant.

         C. Franchisee shall submit to Franchisor such other periodic reports, forms and records as specified, and in the manner and at the time as specified in the Confidential Operations Manual or as Franchisor shall otherwise require in writing from time to time.

         D. Franchisee shall record all sales on electronic cash registers approved by Franchisor or on such other types of cash registers as may be designated by Franchisor in the Confidential Operations Manual or otherwise in writing. Franchisee shall utilize computer-based point-of-sale cash registers which are fully compatible with any program or system which Franchisor, in its discretion, may employ, and Franchisee shall record all Gross Revenues and all sales information on such equipment. Franchisor shall have full access to all of Franchisee's data, system and related information by means of direct access whether in person, or by telephone/modem. Franchiser shall use the PLU system set out in the Confidential Operations Manual.

         E. Franchisor or its designated agents shall have the right at all reasonable times to examine and copy, at their expense, the books, records, and tax returns of Franchisee. Franchisor shall also have the right, at any time, to have an independent audit made of the books and records of Franchisee at Franchisor's expense. If an inspection should reveal that any payments due to Franchisor have been understated in any report to Franchisor, then Franchisee shall immediately pay to Franchisor the amount understated upon demand, in addition to interest from the date such amount was due until paid, at the maximum rate permitted by law. If an inspection discloses an understatement of Gross Revenues in any report by two percent (2%) or more, Franchisee shall, in


                             FranchiseDocs Page 21
addition, reimburse Franchisor for any and all costs and expenses connected with the inspection (including, without limitation, reasonable accounting and attorneys' fees). The foregoing remedies shall be in addition to any other remedies Franchisor may have.

         F. Franchisee acknowledges that nothing contained herein constitutes Franchisor's agreement to accept any payments after same are due or a commitment by Franchisor to extend credit to or otherwise finance Franchisee's operation of the Franchised Store. Further, Franchisee acknowledges that its failure to pay all amounts when due shall constitute a material default of, and grounds for termination of this Agreement.

XII.     STANDARDS OF QUALITY AND PERFORMANCE

         A. Franchisee shall comply with all requirements set forth in this Agreement, the Confidential Operations Manual and other written policies supplied to Franchisee by Franchisor. Mandatory specifications, standards, operating procedures and rules prescribed from time to time by Franchisor in the Confidential Operations Manual or otherwise communicated to Franchisee in writing, shall constitute provisions of this Agreement as if fully set forth herein. All references herein to this Agreement shall include all such mandatory specifications, standards and operating procedures and rules. Franchisee shall comply with the entire FIELD OF DREAMS-Registered Tradmark- System including, but not limited to, the provisions of this Paragraph XII.

         B. Franchisee shall commence operation of the Franchised Store not later than one hundred eighty (180) days after the execution of this Agreement or as otherwise required or approved in writing by Franchisor. Prior to such opening, Franchisee shall have complied with all Franchisor's pre-opening standards and specifications. If Franchisee for any reason fails to commence operation as herein provided, such failure shall be considered a default and Franchisor may terminate this Agreement as herein provided. Franchisee hereby grants to Franchisor all rights to use and to allow other franchisees to use designs or styles used in a Franchised Store including any designs which modify a Franchised Store.

         C. Franchisee agrees to maintain the condition and appearance of the premises of the Franchised Store consistent with Franchisor's quality controls and standards. Franchisee shall maintain the premises of the Franchised Store as is from time to time required to maintain or improve the appearance and efficient operation of the Franchised Store, including, but not limited to, replacement of worn out or obsolete fixtures, floor coverings and signs, repair of the exterior and interior of the premises of the Franchised Store. If at any time in Franchisor's judgment the general state of repair or the appearance of the premises of the Franchised Store or its equipment, fixtures, signs or decor does not meet Franchisor's quality control and standards therefor, Franchisor shall so notify Franchisee, specifying the action to be taken by Franchisee to correct such deficiency. If Franchisee fails or refuses to initiate within thirty (30) days after receipt of such notice, and thereafter continue, a bona fide program to complete any required maintenance, Franchisor shall


                             FranchiseDocs Page 22
have the right, in addition to all other remedies, to enter upon the premises of the Franchised Store and effect such repairs, painting, maintenance or replacements of equipment, fixtures or signs on behalf of Franchisee and Franchisee shall pay the entire costs thereof on demand.

         D. Franchisee shall make no material alterations to the premises of the Franchised Store nor shall Franchisee make material replacements of or alterations to the equipment, fixtures or signs of the Franchised Store without the prior written approval by Franchisor.

         E. Franchisee shall offer for sale and sell at the Franchised Store all types, categories and quantities of sports-related merchandise, celebrity-related merchandise, collectibles, memorabilia, trading cards and related merchandise and products that Franchisor from time to time authorizes and Franchisee shall not offer for sale or sell at the Franchised Store or the premises which it occupies any other products or any products not specifically approved by Franchisor. Any items bearing trademarks, likenesses, copyrighted material or other proprietary material must be licensed from the proper owner or agent. Evidence of a valid license must be available for inspection by the Franchisor. Franchisee may not use such premises for any purpose other than the operation of a Franchised Store in full compliance with this Franchise Agreement. Franchisee shall not stock or display any items which Franchisor believes, in its sole discretion, do not enhance the Marks or the System or are incompatible with the standards of the System.

         F. Franchisee shall secure and maintain in force and effect all required licenses, permits and certificates relating to the operation of the Franchised Store and shall operate the Franchised Store in full compliance with all applicable laws, ordinances and regulations, including, without limitation, all government regulations relating to occupational hazards and health, consumer protection, trade regulation, worker's compensation, unemployment insurance and withholding and payment of Federal and State income taxes and social security taxes and sales, use and property taxes.

         G. Franchisee agrees to refrain from any merchandising, advertising or promotional practice which is unethical or may be injurious to the business of Franchisor and/or other franchised stores or to the goodwill associated with the Marks.

         H. Franchisee shall in the operation of the Franchised Store use only displays, boxes, bags, labels, forms and other paper products imprinted with the Marks and colors as prescribed from time to time by Franchisor.

         I. Franchisee shall at all times maintain a representative inventory of sports-related merchandise, collectibles, memorabilia, trading cards and related merchandise and products, and other products, materials and supplies of such quantities and quality that will permit operation of the Franchised Store at maximum capacity as prescribed by Franchisor.


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

         J. The Franchised Store shall at all times be under the direct, on-premises supervision of Franchisee (or a trained and competent employee). Franchisee shall keep Franchisor informed at all times of the identity of any employee(s) acting as manager(s) of the Franchised Store. Franchisee shall at all times faithfully, honestly and diligently perform its obligations hereunder and shall not engage in any business or other activities that will conflict with its obligations hereunder.

         K. Franchisee shall not install or maintain on the premises of the Franchised Store any newspaper racks, video games, jukeboxes, gaming machines, gum machines, games, rides, vending machines or other similar devices without the written approval of Franchisor.

         L. Franchisee agrees to participate actively in a FIELD OF DREAMS-Registered Tradmark- Regional Advisory Franchisee Council ("Council") and participate in all Council programs approved by Franchisor for Franchisee's particular Council. The purposes of the Council(s) include, but are not limited to, exchanging ideas and problem solving methods, advising Franchisor on expenditures for regional advertising, and coordinating System franchisee efforts. Such Council(s) may be formed by Franchisor at such time that more than one (1) franchisee conducts a FIELD OF DREAMS-Registered Tradmark- Franchised Business in any given region, the boundaries of such region to be determined in the sole and unfettered discretion of Franchisor.

         M. Franchisee shall notify Franchisor in writing within five (5) days of the commencement of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award or decree of any court, agency, or other governmental instrumentality, which may adversely affect the operation or financial condition of the Franchised Store.

         N. Franchisee recognizes that it is essential to protect the integrity and good will of the System and the Marks that uniform procedures and programs be established. Therefore, while Franchisee is not required to use or purchase "Field of Dreams Guarantee of Authenticity" certificates, Franchisee shall meet all quality assurance and product authenticity standards and requirements as prescribed by Franchisor in the Confidential Operations Manual. Such standards and specifications are enumerated in the Confidential Operations Manual.

         O. If at any time Francisor questions the authenticity of any item offered for sale by Franchisee, Franchisor may require Franchisee to deliver such item to Franchisor or its representative for authentication. If the results of the authentication indicates that the item is authentic, Franchisor shall pay for the authentication. If the results of the authentication indicate that the item is not authentic, Franchisee will immediately remove any similar items from this inventory and immediately pay to Franchisor the reasonable cost of the authentication process.


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

XIII.    FRANCHISEE'S OBLIGATIONS TO PURCHASE FROM APPROVED SOURCES

         A. From time to time, Franchisor shall provide to Franchisee a list of approved manufacturers, suppliers and distributors ("Approved Suppliers List") and approved inventory, products, fixtures, furniture, equipment, signs, stationery, supplies, and other items or services necessary to operate the Franchised Store ("Approved Supplies List"). Such list shall specify the manufacturer, supplier and distributor and the inventory products, fixtures, furniture, equipment, signs, stationery, supplies and services which Franchisor has approved to be carried or used in the System. Franchisor may revise the Approved Suppliers List and Approved Supplies List from time to time in its sole discretion and such lists shall be submitted to Franchisee as Franchisor deems advisable. If Franchisee proposes to offer for sale at the Franchised Store any brand of product, or to use in the operation of Franchised Store any other inventory item or other material or supply which is not then approved by Franchisor as meeting its minimum specifications and quality standards, or to purchase any product from a supplier that is not then designated by Franchisor as an approved supplier, Franchisee shall first notify Franchisor and shall upon request by Franchisor submit samples and such other information as Franchisor requires for examination and/or testing or to otherwise determine whether such product, material or supply, or such proposed supplier meets its specifications and quality standards. A charge not to exceed the reasonable cost of the inspection and evaluation and the actual cost of the test shall be paid by Franchisee or the supplier. Franchisor reserves the right, at its option, to re-inspect the stores and products of any supplier of an approved item and to revoke its approval of any item which fails to continue to meet any of Franchisor's criteria.

         B. All inventory, products and materials, and other items and supplies used in the operation of the Franchised Store which are not specifically required to be purchased in accordance with Franchisor's Approved Supplies List and Approved Suppliers List shall conform to the specifications and quality standards established by Franchisor from time to time. Any items bearing trademarks, likenesses, copyrighted material or other proprietary material must be licensed from the proper owner or agent. Evidence of a valid license must be available for inspection by the Franchisor.

         C. Franchisee acknowledges that Franchisor or its affiliate are in the process of developing and will continue to develop a custom designed, fully-integrated computer-based point-of-sale system, inventory system, accounting and credit systems, programs, computer hardware and equipment ("FIELD OF DREAMS-Registered Tradmark- Proprietary Software Program"), providing a variety of accounting, inventory, purchasing and marketing functions. The FIELD OF DREAMS-Registered Tradmark- Proprietary Software Program is intended to be proprietary to Franchisor. Franchisee acknowledges that Franchisor has the exclusive right to require Franchisee to use in the Franchised Store such FIELD OF DREAMS-Registered Tradmark- Proprietary Software Program. The FIELD OF DREAMS-Registered Tradmark- Proprietary Software Program will continue to be developed on an ongoing basis. New developments shall be implemented at Franchisor's discretion into the franchising System. Franchisee acknowledges that it is only purchasing and agreeing to this franchise independent of the benefits of any FIELD OF



                             FranchiseDocs Page 25

DREAMS-Registered Tradmark- Proprietary Software Program which may be developed. The FIELD OF DREAMS-Registered Tradmark- Proprietary Software Program shall be comprised of proprietary systems, programs, hardware and equipment and shall be the Confidential Information of Franchisor.

         D. Franchisor may develop and own a proprietary line of sports-related merchandise and products ("FIELD OF DREAMS-Registered Tradmark- Trademarked Product Lines"). Franchisee acknowledges that it will be required to purchase FIELD OF DREAMS-Registered Tradmark- Trademarked Products from Franchisor or a limited number of suppliers so authorized by Franchisor. Franchisor or its designees shall sell to Franchisees such quantities of FIELD OF DREAMS-Registered Tradmark- Trademarked Products as Franchisee requires from time to time in the operation of the Franchised Store and at prices in effect at the time of purchase. All FIELD OF DREAMS-Registered Tradmark- businesses shall be required to use in their operations Trademarked Products as designated by Franchisor.

XIV. FRANCHISOR'S OPERATIONS ASSISTANCE

         A. Franchisor may from time to time advise or offer guidance to Franchisee relative to prices for the sports-related and celebrity-related merchandise, collectibles, memorabilia, trading cards and related merchandise and products offered for sale by the Franchised Store that in Franchisor's judgment constitute good business practice. Such guidance will be based on the experience of Franchisor and its Franchisees in operating FIELD OF DREAMS-Registered Tradmark- stores and an analysis of the costs of such products and prices charged for competitive products. Franchisee shall not be obligated to accept any such advice or guidance and shall have the sole right to determine the prices to be charged from time to time by the Franchised Store and no such advice or guidance shall be deemed or construed to impose upon Franchisee any obligation to charge any fixed, minimum or maximum prices for any product offered for sale by the Franchised Store.

         B. Upon commencement of operation of the Franchised Store, and during the term of this Agreement, Franchisor shall do the following:

            1. Provide to Franchisee a comprehensive list of established sources of sports-related and celebrity-related merchandise, collectibles, memorabilia, trading cards and related merchandise and products, equipment and supplies necessary for the operation of the Franchised Store and provide specifications for such products;

            2. Coordinate product distribution and purchasing for local, regional and national suppliers as Franchisor deems necessary;

            3. Regulate quality standards and products in conformance with the System throughout the network of Franchised Stores; and


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

            4. Attempt to negotiate volume discounts for purchases of sports-related merchandise, collectibles, memorabilia, trading cards and related merchandise and products made by stores within the System.

         C. Franchisor, or its representative, may advise Franchisee of problems arising out of the operation of the Franchised Store as disclosed by reports submitted to Franchisor, or its representative, by Franchisee or by inspections conducted by Franchisor of the Franchised Store. Franchisor, or its representative, may furnish Franchisee with such assistance in connection with the operation of the Franchised Store as is reasonably determined to be necessary by Franchisor from time to time. Operations assistance may consist of advice and guidance with respect to:

            1. Proper procedures to be utilized by the Franchised Store with respect to routines regarding the sale of all sports-related and celebrity-related merchandise, collectibles, memorabilia, trading cards and related merchandise and products as approved by Franchisor;

            2. Additional products and services authorized for sale from the franchised FIELD OF DREAMS-Registered Tradmark- stores;

            3. Purchase of sports-related and celebrity related merchandise, collectibles, memorabilia, trading cards and related merchandise and products, materials and supplies;

            4. The institution of proper administrative, bookkeeping, accounting, inventory control, supervisory and general operating procedures for the effective operation of the Franchised Store; and

            5. Advertising and promotional programs.

         D. Franchisor, or its representative, may make periodic visits to the Franchised Store for the purposes of consultation, assistance, and guidance of Franchisee in all aspects of the operation and management of the Franchised Store. Franchisor, or Franchisor's representatives, who attend at the Franchised Store will prepare, for the benefit of both Franchisor and Franchisee, written reports with respect to such visits outlining any suggested changes or improvements in the operations of the Franchised Store and detailing any defaults in such operations which become evident as a result of any such visit, and a copy of each such written report shall be provided to both Franchisor, or its representative, and Franchisee.

         E. All of the specifications, Approved Suppliers List, Approved Supplies List, training and operations manuals to be provided by Franchisor to Franchisee pursuant to this Agreement shall be delivered to Franchisee at the initial training program described in Paragraph IV.A. herein.

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

XV.      INSURANCE

         A. Franchisee shall procure at its expense and maintain in full force and effect during the term of this Agreement, an insurance policy or policies protecting Franchisee, Franchisor and USL, and their officers, directors, partners and employees against any loss, liability, personal injury, death, or property damage or expense whatsoever arising or occurring upon or in connection with the Franchised Store, as Franchisor may reasonably require for their own and Franchisee's protection. Franchisor and USL and such of their respective affiliates shall be named additional insured in such policy or policies.

         B. Such policy or policies shall be written by an insurance company satisfactory to Franchisor in accordance with standards and specifications set forth in the Confidential Operations Manual or otherwise in writing, and shall include, at a minimum (except as different coverages and policy limits may reasonably be specified for all Franchisees from time to time by Franchisor in the Confidential Operations Manual or otherwise in writing) the following:

            1. All risks coverage insurance on the FIELD OF DREAMS-Registered Tradmark- Franchised Store and all fixtures, equipment, supplies and other property used in the operation of the FIELD OF DREAMS-Registered Tradmark- Franchised Store, for full repair and replacement value of the equipment, improvements and betterments, without any applicable co-insurance clause, except that an appropriate deductible clause shall be permitted.

            2. Worker's compensation and employer's liability insurance as well as such other insurance as may be required by statute or rule of the state in which the Franchised Store is located and operated.

            3. Comprehensive general liability insurance and product liability insurance with limits of Three Million Dollars ($3,000,000) combined single limit including the following coverages: personal injury (employee and contractual inclusion deleted); products/completed operation; and fire legal; insuring Franchisor and Franchisee against all claims, suits, obligations, liabilities and damages, including attorneys' fees, based upon or arising out of actual or alleged personal injuries or property damage resulting from, or occurring in the course of, or on or about or otherwise relating to the Franchised Store, provided that the required amounts herein may be modified from time to time by Franchisor to reflect inflation or future experience with claims.

            4. Automobile liability insurance, including owned, hired and non-owned vehicle coverage, with a combined single limit of at least One Million Dollars ($1,000,000).

            5. Such insurance and types of coverage as may be required by the terms of any lease for the Franchised Store, or as may be required from time to time by Franchisor.


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

            6. Business interruption insurance for actual losses sustained.

         C. The insurance afforded by the policy or policies respecting liability shall not be limited in any way by reason of any insurance which may be maintained by Franchisor. Within one hundred twenty (120) days of the signing of this Agreement, but in no event later than the date on which Franchisee acquires an interest in the real property on which it will develop and operate the Franchised Store, a Certificate of Insurance showing compliance with the foregoing requirements shall be furnished by Franchisee to Franchisor for approval. Such certificate shall state that said policy or policies will not be canceled or altered without at least twenty (20) days prior written notice to Franchisor and shall reflect proof of payment of premiums. Maintenance of such insurance and the performance by Franchisee of the obligations under this Paragraph shall not relieve Franchisee of liability under the indemnity provision set forth in this Agreement. Franchisee acknowledges that minimum limits as required above may be modified by Franchisor in its sole discretion from time to time, by written notice to Franchisee.

         D. Should Franchisee, for any reason, not procure and maintain such insurance coverage as required by this Agreement, Franchisor shall have the right and authority (without, however, any obligation to do so) immediately to procure such insurance coverage and to charge same to Franchisee, which charges, together with a reasonable fee for expenses incurred by Franchisor in connection with such procurement, shall be payable by Franchisee immediately upon notice.

XVI.     COVENANTS

         A. Unless otherwise specified, the term "Franchisee" as used in this Paragraph XVI shall include, collectively and individually, all officers, directors, and holders of a beneficial interest of five percent (5%) or more of the securities of Franchisee, and of any corporation directly or indirectly controlling Franchisee, if Franchisee is a corporation; and the general partners and any limited partner (including any corporation and the officers, directors, and holders of a beneficial interest of five percent (5%) or more of securities, of a corporation which controls, directly or indirectly, any general or limited partner), if Franchisee is a partnership.

         B. Franchisee covenants that during the term of this Agreement, except as otherwise approved in writing by Franchisor, Franchisee (if Franchisee is an individual), a shareholder of a beneficial interest of ten percent (10%) or more of the securities of Franchisee (if Franchisee is a corporation), a general partner of Franchisee (if Franchisee is a partnership), or Franchisee's approved Manager shall devote full time, energy, and best efforts, to the management and operation of the Franchised Store.

         C. Franchisee covenants that during the term of this Agreement, except as otherwise approved in writing by Franchisor, Franchisee shall not, either directly or indirectly, for himself, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation:


                             FranchiseDocs Page 29

            1. Divert or attempt to divert any business or customer of the Franchised Store to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Franchisor's Marks and the System.

            2. Employ or seek to employ any person who is at that time employed by Franchisor or by any other franchisee of Franchisor, or otherwise directly or indirectly induce or seek to induce such person to leave his or her employment thereat.

            3. Own, maintain, engage in, consult with, or have any interest in any business (including any business operated by Franchisee prior to entry into this Agreement) specializing in whole or in part, in selling, offering or providing through any channel of distribution whatsoever sports-related or celebrity related merchandise, collectibles, memorabilia, trading cards, and related merchandise and products the same as or similar to that provided or sold through the System.

         D. Franchisee specifically acknowledges that, pursuant to this Agreement, Franchisee will receive valuable training and confidential information, including, without limitation, information regarding the promotional, operational, sales and marketing methods and techniques of Franchisor and the System. Accordingly, Franchisee covenants that, except as otherwise approved in writing by Franchisor, Franchisee shall not, for a period of two (2) years after the expiration or termination of this Agreement, regardless of the cause of termination, either directly or indirectly, for himself, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation, own, maintain, engage in, consult with, or have any interest in any business specializing in whole or in part, in selling, offering or providing through any channel of distribution whatsoever sports-related or celebrity-related merchandise, collectibles, memorabilia, trading cards and related merchandise and products, or any other business which sells or offers to sell products or services the same as or similar to those sold in the System:

            1. Within a radius of three (3) miles of the location franchised hereunder; or

            2. Within a radius of three (3) miles of the location of any other business using the System, whether franchised or owned by Franchisor, or any affiliate of Franchisor.


         E. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Paragraph XVI is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Franchisor is a party, Franchisee expressly agrees to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Paragraph XVI.


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

         F. Franchisee understands and acknowledges that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Paragraphs XVI.C. and XVI.D. in this Agreement, or any portion thereof, without Franchisee's consent, effective immediately upon receipt by Franchisee of written notice thereof, and Franchisee agrees that it shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Paragraph XXVI hereof.

         G. Paragraphs XVI.C. and XVI.D. shall not apply to ownership by Franchisee of less than five percent (5%) beneficial interest in the outstanding equity securities of any corporation which is registered under the Securities Exchange Act of 1934.

         H. Franchisor shall have the right to require all of Franchisee's personnel performing managerial or supervisory functions and all personnel receiving training from Franchisor to execute similar covenants in a form satisfactory to Franchisor.

XVII.    DEFAULT AND TERMINATION

         A. If Franchisee is in substantial compliance with this Agreement and Franchisor materially breaches this Agreement and fails to cure such breach within a reasonable time after written notice thereof is delivered to Franchisor, Franchisee may terminate this Agreement. Such termination shall be effective thirty (30) days after delivery to Franchisor of written notice that such breach has not been cured and Franchisee elects to terminate this Agreement. A termination of this Agreement by Franchisee for any reason other than breach of this Agreement by Franchisor and Franchisor's failure to cure such breach within a reasonable time after receipt of written notice thereof shall be deemed a termination by Franchisee without cause.

            1. Upon termination of this Agreement by Franchisee, Franchisee shall pay all sums owed to Franchisor for Continuing Services and Royalty Fees, advertising contributions to the Fund, amounts due for purchases made from Franchisor or its affiliates, and all other amounts due to Franchisor or its affiliates.

            2. Franchisor shall not be obligated to return to Franchisee any monies received from Franchisee as required herein.

            3. Upon termination as provided in this Paragraph XVII, the parties shall be bound by all post termination obligations as provided in Paragraph XVIII of this Agreement.

         B. This Agreement shall terminate automatically upon delivery of written notice of termination to Franchisee, if Franchisee or its owner(s), officer(s), or manager(s):


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
            1. Fails to decorate and equip the premises as provided in Paragraph III hereof, or fails to satisfactorily complete the training program as provided in Paragraph IV of this Agreement;

            2. Has made any material misrepresentation or omission in the application for the franchise;

            3. Is convicted of or pleads no contest to a felony or other crime or offense that is likely to adversely affect the reputation of Franchisee or the FIELD OF DREAMS-Registered Tradmark- Franchised Store;

            4. Makes any unauthorized use, disclosure or duplication of any portion of the Confidential Operations Manual or duplicates or discloses or makes any unauthorized use of any trade secret or confidential information provided to Franchisee by Franchisor;

            5. Abandons or fails or refuses to actively operate the Franchised Store for two (2) business days in any twelve (12) month period, unless the Franchised Store has been closed for a purpose approved by Franchisor or fails to relocate to approved premises within an approved period of time following expiration or termination of the lease for the premises of the Franchised Store;

            6. Surrenders or transfers control of the operation of the FIELD OF DREAMS-Registered Tradmark- Franchised Store, makes an unauthorized direct or indirect assignment of the franchise or an ownership interest in Franchisee or fails or refuses to assign the franchise or the interest in Franchisee of a deceased or disabled controlling owner thereof as herein required;

            7. Submits to Franchisor on two (2) or more separate occasions at any time during the term of the franchise any reports or other data, information or supporting records which understate by more than three percent (3%) the Continuing Services and Royalty Fees for any period of, or periods aggregating, three (3) or more weeks, and Franchisee is unable to demonstrate that such understatements resulted from inadvertent error;

            8. Commits any affirmative act of insolvency, or files any petition or action of insolvency, or for appointment of a receiver or trustee, or makes any assignment for the benefit of creditors, or fails to vacate or dismiss within sixty (60) days after filing any such proceedings commenced against Franchisee by a third party;


                             FranchiseDocs Page 32

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            9.  Is subject to a dismissal of a liquidation proceeding pursuant to 11 U.S.C. Section 707, dismissal of a reorganization proceeding pursuant to 11 U.S.C. Section 1112, revocation of an order of confirmation pursuant to 11 U.S.C. Section 1330(b) or dismissal of a debt adjustment proceeding pursuant to 11 U.S.C. Section 1307;

            10. Materially misuses or makes an unauthorized use of any Marks or commits any act which can reasonably be expected to materially impair the goodwill associated with any Marks including, but not limited to, the use of the Mark on any article not specifically approved by Franchisor;

            11. Materially misuses or makes an unauthorized use of the FIELD OF DREAMS-Registered Tradmark- Proprietary Software Program, if any;

            12. Fails on two (2) or more separate occasions within any period of twelve (12) consecutive months to submit when due reports or other information or supporting records, to pay when due the Continuing Services and Royalty Fees, advertising contributions, amounts due for purchases from Franchisor and its affiliates or other payments due to Franchisor and its affiliates, or otherwise fails to comply with this Agreement, whether or not such failures to comply are corrected after notice thereof is delivered to Franchisee;

            13. On three or more occasions offers for sale products which bear a false autograph or otherwise violate the rights of a third party or violate state or federal law;

            14. On four or more occasions during any twenty-four (24 month period fails to maintain in the Franchised Store authenticity documentation as required by the Confidential Operations Manual.

         C. This Agreement shall terminate without further action by Franchisor or notice to Franchisee if Franchisee or Franchisee's owner:

            1. Fails or refuses to make payments of any amounts due Franchisor or its affiliates for Continuing Services and Royalty Fees, advertising contributions, purchases from Franchisor or its affiliates or any other amounts due to Franchisor or its affiliates, and does not correct such failure or refusal within ten (10) business days after written notice of such failure is delivered to Franchisee;

            2. Fails or refuses to comply with any other provision of this Agreement, or any mandatory specification, standard or operating procedure prescribed in the Confidential Operations Manual or otherwise in writing, and does not correct such failure within thirty (30) days (or provide proof acceptable to Franchisor that all reasonable efforts


                             FranchiseDocs Page 33
         to correct such failure have been made and will continue to make all reasonable efforts to cure until a cure is effected if such failure cannot reasonably be corrected within thirty (30) days) after written notice of such failure to comply is delivered to Franchisee.

         D. To the extent that the provisions of this Agreement provide for periods of notice less than those required by applicable law, or provide for termination, cancellation, non-renewal or the like other than in accordance with applicable law, such provisions shall, to the extent such are not in accordance with applicable law, not be effective, and Franchisor shall comply with applicable law in connection with each of these matters.

         E. In addition to Franchisor's right to terminate this Agreement, and not in lieu of such right or any other rights against Franchisee, Franchisor, in the event that Franchisee shall not have cured a default under this Agreement within the twenty (20) business days after receipt of a written notice to cure from Franchisor, may, at its option, enter upon the premises of the FIELD OF DREAMS-Registered Trademark- Franchised Store and exercise complete authority with respect to the operation of said business until such time as Franchisor determines that the default of Franchisee has been cured and that there is compliance with the requirements of this Agreement. Franchisee specifically agrees that a designated representative of Franchisor may take over, control, and operate said business, and that Franchisee shall pay Franchisor a service fee of not less than Two Hundred Dollars ($200.00) per day plus all travel expenses, room and board and other expenses reasonably incurred by such representative so long as it shall be required by the representative to enforce compliance herewith. Franchisee further agrees that if, as herein provided, Franchisor temporarily operates for Franchisee the business licensed herein, Franchisee shall indemnify and hold harmless Franchisor and any representative of Franchisor who may act hereunder, respecting any and all acts and omissions which Franchisor may perform, or fail to perform as regards the interests of Franchisee or third parties.

         F. Default by Franchisee pursuant to the terms of any agreement, other than this Agreement, by and between Franchisee and Franchisor shall also be deemed to be a default pursuant to this Agreement. After default by Franchisee upon such other agreement and after the lapse of any applicable cure period within the applicable agreement, an uncured default by Franchisee pursuant to any such other agreement between Franchisee and Franchisor shall constitute a default under this Agreement and Section XVII.B. above, shall be applicable.

XVIII.   RIGHTS AND DUTIES OF PARTIES UPON EXPIRATION OR TERMINATION

         Upon termination or expiration, this Agreement and all rights granted hereunder to Franchisee shall forthwith terminate, and:

         A. Franchisee shall immediately cease to operate the Franchised Store under this Agreement, and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former franchisee of Franchisor.


                             FranchiseDocs Page 34

         B. Upon demand by Franchisor, Franchisee shall assign to Franchisor Franchisee's interest in any lease then in effect for the Franchised Store premises, and Franchisee shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within thirty (30) days after termination or expiration of this Agreement.

         C. Franchisee shall immediately and permanently cease to use, by advertising or in any manner whatsoever, any confidential methods, procedures, and techniques associated with the System; the Marks and distinctive forms, slogans, signs, symbols, logos, or devices associated with the System. In particular, Franchisee shall cease to use and return to Franchisor, without limitation, all signs, advertising materials, stationery, forms, and any other articles which display the Marks associated with the System.

         D. Franchisee shall take such action as may be necessary to cancel or assign to Franchisor or Franchisor's designee, at Franchisor's option, any assumed name rights or equivalent registration filed with state, city, or county authorities which contains the name "FIELD OF DREAMS-Registered Trademark-" or Marks, and Franchisee shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within thirty (30) days after termination or expiration of this Agreement.

         E. Franchisee agrees, in the event it continues to operate or subsequently begins to operate any other business, not to use any reproduction, counterfeit, copy or colorable imitation of the Marks either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake or deception, or which is likely to dilute Franchisor's rights in and to the Marks and further agrees not to utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with Franchisor so as to constitute unfair competition. Franchisee shall make such modifications or alterations to the premises of the Franchised Store (including, without limitation, the changing of the telephone number and not using the same telephone number even for a different business or personal use) immediately upon termination or expiration of this Agreement as may be necessary to prevent any association between Franchisor or the System and any business thereon subsequently operated by Franchisee or others, and shall make such specific additional changes thereto as Franchisor may reasonably request for that purpose, including, without limitation, removal of all distinctive physical and structural features identifying the System. In the event Franchisee fails or refuses to comply with the requirements of this Paragraph XVIII, Franchisor shall have the right to enter upon the premises where Franchisee's Franchised Store was conducted, without being guilty of trespass or any other tort, for the purpose of making or causing to be made such changes as may be required at the expense of Franchisee, which expense Franchisee agrees to pay upon demand.

         F. Franchisee shall promptly pay all sums owing to Franchisor. In the event of termination for any default of Franchisee, such sums shall include all damages, costs, and expenses, including reasonable attorneys' fees, incurred by Franchisor as a result of the default.


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         G. Franchisee shall pay to Franchisor all damages, costs and expenses, including reasonable attorneys' fees, incurred by Franchisor subsequent to the termination or expiration of the franchise herein granted in obtaining injunctive or other relief for the enforcement of any provisions of this Paragraph XVIII or Paragraph XVI.

         H. Franchisee shall immediately turn over to Franchisor all manuals, including the Confidential Operations Manual, the FIELD OF DREAMS-Registered Trademark- Proprietary Software Program, if any, customer lists, records, files, instructions, brochures, agreements, disclosure statements, and any and all other materials provided by Franchisor to Franchisee relating to the operation of the franchised business (all of which are acknowledged to be Franchisor's property).

         I. Franchisor shall have the right, title and interest to any sign or sign faces bearing Franchisor's Marks. Franchisee hereby acknowledges Franchisor's right to access the premises of the Franchised Store should Franchisor elect to take possession of any said sign or sign faces bearing Franchisor's Marks.

         J. Franchisor shall have the right (but not the duty), to be exercised by notice of intent to do so within thirty (30) days after termination or expiration, to purchase for cash any or all assets of the Franchised Store, including leasehold improvements, equipment, supplies, and other inventory, advertising materials, and all items bearing Franchisor's Marks, at Franchisee's cost or fair market value, whichever is less. If the parties cannot agree on fair market value within a reasonable time, Franchisor and Franchisee shall each designate an independent appraiser, which two (2) appraisers shall designate a third independent appraiser, whose determination shall be binding. If Franchisor elects to exercise any option to purchase as herein provided, it shall have the right to set off all amounts due from Franchisee under this Agreement, and the cost of the appraisal, if any, against any payment therefor.

         K. Franchisee hereby acknowledges that all telephone numbers used in the operation of the franchised business constitute assets of the franchised business; and upon termination or expiration of this Agreement Franchisee shall assign to Franchisor or its designee, all Franchisee's right, title, and interest in and to Franchisee's telephone numbers and shall notify the telephone company and all listing agencies of the termination or expiration of Franchisee's right to use any telephone number and any regular, classified or other telephone directory listing associated with the Marks and to authorize a transfer of same to or at the direction of Franchisor.

         L. Franchisee shall comply with the covenants contained in Paragraph XVI of this Agreement.


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XIX.     TRANSFERABILITY OF INTEREST

         A. This Agreement and all rights hereunder can be assigned and transferred by Franchisor and, if so, shall be binding upon and inure to the benefit of Franchisor's successors and assigns.

         B. This Agreement and all rights hereunder may be assigned and transferred by Franchisee and, if so, shall be binding upon and inure to the benefit of Franchisee's successors and assigns, subject to the following conditions and requirements, and Franchisor's right of first refusal as set forth herein:

            1. No Franchisee, partner of Franchisee (if Franchisee is a partnership), or share holder of Franchisee (if Franchisee is a corporation), without Franchisor's prior written consent, by operation of law or otherwise shall sell, assign, transfer, convey, give away, or encumber to any person, firm, or corporation, all or any part of its interest in this Agreement or its interest in the franchise granted hereby or its interest in any proprietorship, partnership or corporation which owns any interest in the franchise, nor offer, permit, or suffer the same to be sold, assigned, transferred, conveyed, given away, or encumbered in any way to any person, firm, or corporation. Franchisee may not, without the prior written consent of Franchisor, fractionalize any of the rights of Franchisee granted pursuant to this Agreement. Any purported assignment of any of Franchisee's rights herein not having the aforesaid consent shall be null and void and shall constitute a material default hereunder.

            2. Franchisor shall not unreasonably withhold its consent to any transfer referenced in Paragraph XIX.B.1. of this Agreement when requested; provided, however, that the following conditions and requirements shall first be met to the full satisfaction of Franchisor.

                        (a) If Franchisee is an individual or partnership and
                desires to assign and transfer its rights to a corporation:

                            (1) Said transferee corporation shall be newly
                        organized and its charter shall provide that its activities are confined exclusively to acting as a FIELD OF DREAMS-Registered Trademark- franchisee as licensed under this Agreement;

                            (2) Franchisee shall be and shall remain the owner
                        of the majority (51%) stock interest of the transferee corporation;

                            (3) The individual Franchisee (or, if Franchisee is
                        a partnership, one of the partners) shall be and shall remain the principal executive officer of the corporation;


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                            (4) The transferee corporation shall enter into
                        a written assignment (in a form satisfactory to Franchisor), in which the transferee corporation assumes all of Franchisee's obligations hereunder;

                            (5) All shareholders of the transferee corporation
                        shall enter into a written agreement, in a form satisfactory to Franchisor, jointly and severally guaranteeing the full payment and performance of the transferee corporation's obligations under this Agreement;

                            (6) Each stock certificate of the transferee
                        corporation shall have conspicuously endorsed upon it a statement that it is held subject to, and that further assignment or transfer thereof is subject to, all restrictions imposed upon assignments by this Agreement;

                            (7) No new shares of common or preferred voting
                        stock in the transferee corporation shall be issued to any person, partnership, trust, foundation, or corporation without obtaining Franchisor's prior written consent and then only upon disclosure of the terms and conditions contained herein being made to the prospective new holders of the stock;

                            (8) All accrued money obligations of Franchisee to
                        Franchisee's suppliers, Franchisor, its affiliates or assignees, shall be satisfied prior to assignment or transfer.

                        (b) If the transfer, other than such transfer as is
                authorized under Paragraph XIX.B.2.a. of this Agreement, if consummated alone or together with other related previous, simultaneous, or proposed transfers, would have the effect of transferring control of the franchise licensed herein to someone other than an original signatory of this Agreement:

                            (1) The transferee(s) shall be of good moral
                        character and reputation and shall have a good credit rating and competent business qualifications reasonably acceptable to Franchisor. Franchisee shall provide Franchisor with such information as Franchisor may require to make such determination concerning each such proposed transferee(s).

                            (2) The transferee(s) or such other individual(s) as
                        shall be the actual manager of the franchise shall have successfully completed and passed the training course then in effect for franchisees, or otherwise demonstrated to Franchisor's satisfaction, sufficient ability to operate the unit being transferred.


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                            (3) The transferee(s), including all shareholders,
                        officers, directors and partners of the transferee(s), shall jointly and severally execute any or all of the following, at Franchisor's sole discretion and as Franchisor shall direct:

                                (i) A Franchise Agreement and other standard ancillary agreements with Franchisor on the current standard forms being used by Franchisor, except that an additional franchise fee shall not be charged; and/or

                                (ii) A written assignment from Franchisee in a form satisfactory to Franchisor, wherein transferee shall assume all of Franchisee's obligations hereunder.

                            (4) Approval by Franchisor of any transfer by
                        Franchisee of the franchise herein granted or any of Franchisee's rights under this Agreement shall in no way be deemed a release by Franchisor of Franchisee's obligations pursuant to this Agreement. Consent by Franchisor to a transfer of the franchise shall not constitute or be interpreted as consent for any future transfer thereof.

                            (5) The term of said agreements required pursuant to
                        subparagraph XIX.B.2.b.(3) shall be for the unexpired term of this Agreement and for any extensions or renewals as provided herein.

                            (6) If transferee is a corporation:

                                (i) Each stock certificate of the transferee corporation shall have conspicuously endorsed upon it a statement that it is held subject to, and that further assignment or transfer thereof is subject to, all restrictions imposed upon assignments by this Agreement; and

                                (ii)  No new shares of common or preferred
                            voting stock in the transferee corporation shall be issued to any person, partnership, trust, foundation, or corporation without obtaining Franchisor's prior written consent and then only upon disclosure of the terms and conditions contained herein being made to the prospective new holders of the stock; and


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                                (iii) All shareholders of the transferee
                                corporation shall enter into a written
                                agreement, in a form satisfactory to Franchisor, jointly and severally, guaranteeing full payment and the performance of the transferee corporation of all obligations under this Agreement.

                                (7) All accrued money obligations of Franchisee
                        to Franchisee's suppliers, Franchisor, its affiliates or assignees, shall be satisfied prior to assignment or transfer, and Franchisee shall not be in default under the terms of this Agreement.

                                (8) Franchisee, prior to the transfer, shall
                        execute a general release, in a form prescribed by Franchisor, of any and all existing claims against Franchisor and its affiliate and their respective officers, directors, agents and employees, except such claims as are not permitted to be waived under applicable law.

            3. Franchisee shall have fully paid and satisfied all of Franchisee's obligations to Franchisor, and the transferee or Franchisee shall have fully paid to Franchisor a transfer fee equal to twenty percent (20%) of the then-current initial franchise fee charged by Franchisor for the training, supervision, administrative costs, overhead and profit, counsel fees, accounting and other Franchisor expenses in connection with the transfer. This transfer fee does not apply to an assignment of interest to a corporation under Paragraph XIX.B.2.a. of this Agreement.

            4. No sale, assignment, transfer, conveyance, encumbrance, or gift of any interest in this Agreement or in the franchise granted thereby, shall relieve Franchisee and the shareholders or partners participating in any transfer, of the obligations of the covenants contained in Paragraph XVI, except where Franchisor shall expressly authorize in writing. All transferees shall execute a general release, in a form prescribed by Franchisor, of any and all claims against Franchisor and its subsidiaries and affiliates pertaining to the operation of the business prior to the proposed transfer.

         C. Franchisee must give Franchisor ninety (90) days written notice prior to any sale or assignment by Franchisee. The purpose of this Paragraph is to enable Franchisor to comply with any applicable state or federal franchise disclosure laws. Franchisee agrees to indemnify and hold harmless Franchisor for Franchisee's failure to comply with this Paragraph.

         D. Franchisee must promptly ("promptly" herein defined as within fifteen (15) days of receipt of an offer to buy) give Franchisor written notice whenever Franchisee has received an offer to buy Franchisee's franchise. Franchisee must also give Franchisor written notice simultaneously with any offer to sell the franchise made by, for, or on behalf of Franchisee. The purpose of this


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

Paragraph is to enable Franchisor to comply with any applicable state or federal franchise disclosure laws or rules. Franchisee agrees to indemnify and hold harmless Franchisor for Franchisee's failure to comply with this Paragraph.

         E. Franchisee shall not, without prior written consent of Franchisor, place in, on or upon the location of the Franchised Store, or in any communication media, any form of advertising, or list with any business, real estate broker, agent, or attorney any information relating to the sale of the Franchised Store or the rights granted hereunder.

         F. Franchisee acknowledges that because complete and detailed uniformity under the varying conditions and terms of any proposed transfer may not be possible or practical, Franchisor specifically reserves the right and privilege, at its sole discretion and as it may deem in the best interests of all concerned in any specific instance, to vary standards for any such transfer based upon the peculiarities of the particular transaction or any other condition which Franchisor deems to be of importance. Franchisee shall not be entitled to require Franchisor to disclose or grant to franchisee a like or similar variation hereunder to that which may be accorded to any other transferee.

XX.      DEATH OR INCAPACITY OF FRANCHISEE

         A. In the event of the death or incapacity of an individual Franchisee, or any partner of a Franchisee which is a partnership or any shareholder owning fifty percent (50%) or more of the capital stock of a Franchisee which is a corporation, the heirs, beneficiaries, devisees, or legal representatives of said individual, partner or shareholders shall, within one hundred eighty (180) days of such event:

            1. Apply to Franchisor for the right to continue to operate the franchise for the duration of the term of this Agreement and any renewals hereof, which right shall be granted upon the fulfillment of all of the conditions set forth in Paragraph XIX.B.2.b. of this Agreement (except that no transfer fee shall be required); or

            2. Sell, assign, transfer, or convey Franchisee's interest in compliance with the provisions of Paragraphs XIX.B. and XXI of this Agreement; provided, however, in the event a proper and timely application for the right to continue to operate has been made and rejected, the one hundred eighty (180) days to sell, assign, transfer or convey shall be computed from the date of said rejection. For purposes of this Paragraph, Franchisor's silence on an application made pursuant to Paragraph XX.A.1. through the one hundred and eighty (180) days following the event of death or incapacity shall be deemed a rejection made on the last day of such period.


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         B. In the event of the death or incapacity of an individual Franchisee, or any partner or shareholder of a Franchisee which is a partnership or corporation, where the aforesaid provisions of Paragraph XIX have not been fulfilled within the time provided, all rights licensed to Franchisee under this Agreement shall, at the option of Franchisor, terminate forthwith and Franchisor shall have the option to purchase the Franchised Store in accordance with Paragraph XVIII.J. herein.

         C. For purposes of this Agreement, "incapacity" shall be defined as the inability of Franchisee to operate or oversee the operation of the Franchised Store on a regular basis by reason of any continuing physical, mental or emotional incapacity, chemical dependency or other limitation. Any dispute as to the existence of an incapacity as defined herein shall be resolved by majority decision of three licensed medical physicians practicing in the Metropolitan Statistical Area ("MSA"), as that term is defined by the Census Bureau of the United States, in which the Franchised Store is located, with each party selecting one medical physician, and the two medical physicians so designated selecting the third medical physician. The determination of the majority of the three medical physicians shall be binding upon the parties and all costs of making said determination shall be borne by the party against whom it is made.

XXI.     RIGHT OF FIRST REFUSAL

         If Franchisee or its owners propose to sell the Franchised Store (or its assets) or part or all of the ownership of Franchisee, Franchisee or its owners shall obtain and deliver a bona fide, executed written offer to purchase same to Franchisor, which shall, for a period of up to thirty (30) days from the date of delivery of such offer to Franchisor, have the right, exercisable by written notice to Franchisee or its owners, to purchase the Franchised Store (or its assets) or such ownership for the price and on the terms and conditions contained in such offer, provided that Franchisor may substitute cash for any form of payment proposed in such offer. If Franchisor does not exercise this right of first refusal, the offer may be accepted by Franchisee or its owners, subject to the prior written approval of Franchisor, as provided in Paragraph XIX hereof, provided that if such offer is not so accepted within six (6) months of the date thereof, Franchisor shall again have the right of first refusal herein described.

XXII.    OPERATION IN THE EVENT OF ABSENCE, DISABILITY OR DEATH

         In order to prevent any interruption of the franchised business which would cause harm to the Franchised Store and thereby depreciate the value thereof, Franchisee authorizes Franchisor, in the event that Franchisee is absent or incapacitated by reason of illness or death and is not, therefore, in the sole judgment of Franchisor, able to operate the Franchised Store, to operate the Franchised Store for so long as Franchisor deems necessary and practical, and without waiver of any other rights or remedies Franchisor may have under this Agreement. Provided, however, that Franchisor shall not be obligated to so operate the franchise. All monies from the operation of the business during such period of operation by Franchisor shall be kept in a separate account and the expenses of the Franchised Store, including reasonable compensation and expenses for Franchisor's representative, shall be charged to said account. If, as herein provided, Franchisor temporarily operates for


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Franchisee the Franchised Store, Franchisee agrees to indemnify and hold harmless Franchisor and any representative of Franchisor who may act hereunder, from any and all claims arising from the operation of the Franchised Store, including, without limitation, the acts and omissions of Franchisor and its representative.

XXIII.   INDEPENDENT CONTRACTOR AND INDEMNIFICATION

         A. This Agreement does not create a fiduciary relationship between the parties, nor does it constitute Franchisee as an agent, legal representative, joint venturer, partner, employee, or servant of Franchisor for any purpose whatsoever; and it is understood between the parties hereto that Franchisee shall be an independent contractor and is in no way authorized to make any contract, agreement, warranty or representation on behalf of Franchisor, to incur any debt, or to create any obligation, express or implied, on behalf of Franchisor.

         B. Franchisee shall prominently display, by posting of a sign within public view, on or in the premises of the franchised location, a statement that clearly indicates that the Franchised Store is independently owned and operated by Franchisee as a FIELD OF DREAMS-Registered Tradmark- franchise of Franchisor and not as an agent thereof.

         C. Franchisee agrees to defend at its own cost and to indemnify and hold harmless Franchisor, its shareholders, directors, officers, employees and agents, from and against any and all loss, costs, expenses (including, without limitation, reasonable accountants', attorneys', and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses), damages and liabilities, however caused, resulting directly or indirectly from or pertaining to the use, condition, or construction, equipping, decorating, maintenance or operation of the Franchised Store, including the sale of sports-related and celebrity-related merchandise, collectibles, memorabilia, trading cards and related merchandise and products sold from the Franchised Store. Such loss, claims, costs, expenses, damages and liabilities shall include, without limitation, those arising from latent or other defects in the Franchised Store, whether or not discoverable by Franchisor, and those arising from the death or injury to any person or arising from damage to the property of Franchisee or Franchisor, their agents or employees, or any third person, firm or corporation, whether or not such losses, claims, costs, expenses, damages, or liabilities were actually or allegedly caused wholly or in part through the active or passive negligence of Franchisor or any of its agents or employees or resulted from any strict liability imposed on Franchisor or any of its agents or employees. All such indemnification shall survive the termination of this Agreement.

         D. Franchisor shall not, by virtue of any approvals, advice or services provided to Franchisee, assume responsibility or liability to Franchisee or any third parties to which Franchisor would not otherwise be subject.


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         E. Franchisee agrees to take or refrain from taking, as applicable, any action that Franchisor is obligated to take or refrain from taking pursuant to the provisions of any license agreement between Franchisor and USL, or that shall be necessary in Franchisor's judgment in order for Franchisor to fulfill its obligations to USL pursuant to such license agreement. Franchisee acknowledges further that such license agreement may include requirements concerning the posting of notices by Franchisee. Franchisee acknowledges and agrees that Franchisee is not an intended third party beneficiary of any such license agreement and that USL shall have no obligation, liability or responsibility to Franchisee under any circumstances.

XXIV.    NON-WAIVER

         No failure of Franchisor to exercise any power reserved to it hereunder, or to insist upon strict compliance by Franchisee with any obligation or condition hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of Franchisor's right to demand exact compliance with the terms hereof. Waiver by Franchisor of any particular default by Franchisee shall not be binding unless in writing and executed by the party sought to be charged and shall not affect or impair Franchisor's right with respect to any subsequent default of the same or of a different nature; nor shall any delay, waiver, forbearance, or omission of Franchisor to exercise any power or rights arising out of any breach or default by Franchisee of any of the terms, provisions, or covenants hereof, affect or impair Franchisor's rights nor shall such constitute a waiver by Franchisor of any right hereunder or of the right to declare any subsequent breach or default. Subsequent acceptance by Franchisor of any payment(s) due to it hereunder shall not be deemed to be a waiver by Franchisor of any preceding breach by Franchisee of any terms, covenants or conditions of this Agreement.

XXV.     NOTICE

         Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified mail, return receipt requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

         Notices to Franchisor:     DREAMS FRANCHISE CORPORATION
                                    5009 Hiatus Road
                                    Sunrise , Florida  33351

         Copy to:                   J. Scott Hunter, Esq.
                                    HUNTER & BROWN
                                    201 South Main, Suite 1300
                                    Salt Lake City, Utah   84111-2215


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

         Notices to Franchisee:     At the address specified on Page 1 of this
                                    Agreement.

         Copy to:



Any notice by certified mail shall be deemed to have been given at the date and time of mailing.

XXVI.    COST OF ENFORCEMENT OR DEFENSE

         In the event of litigation between Franchisor and Franchisee, the prevailing party shall be entitled to recover the amount of all reasonable attorney's fees and all other expenses and costs associated with such litigation. In the event that one party to this Agreement is required to employ legal counsel or to incur other expenses to enforce any obligation of the second party hereunder, or to defend against any claim, demand, action, or proceeding by reason of the second party's failure to perform any obligation imposed upon the second party by this Agreement, and provided that legal action is filed and such action or the settlement thereof establishes the second party's default hereunder, then the first party shall be entitled to recover from the second party the amount of all reasonable attorney's fees of such counsel and all other expenses incurred in enforcing such obligation or in defending against such claim, demand, action, or proceeding, whether incurred prior to, or in preparation for, or in contemplation of the filing of such action or thereafter.

XXVII.   ENTIRE AGREEMENT

         This Agreement, any Exhibit attached hereto, and the documents referred to herein, shall be construed together and constitute the entire, full and complete agreement between Franchisor and Franchisee concerning the subject matter hereof, and supersede all prior agreements. No other representation has induced Franchisee to execute this Agreement, and there are no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein, which are of any force or effect with reference to this Agreement or otherwise. No amendment, change or variance from this Agreement shall be binding on either party unless executed in writing by both parties.

XXVIII.  SEVERABILITY AND CONSTRUCTION

         A. Each Paragraph, part, term and/or provision of this Agreement shall be considered severable, and if, for any reason, any Paragraph, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation, such shall not impair the operation of or affect the remaining portions, sections, parts, terms and/or provisions of this Agreement, and the latter will continue to be given full force and effect and bind the parties hereto; and said invalid sections, parts, terms and/or provisions shall be deemed not part of this


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Agreement; provided, however, that if Franchisor determines that said finding of illegality adversely affects the basic consideration of this Agreement, Franchisor may, at its option, terminate this Agreement.

         B. Anything to the contrary herein notwithstanding, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Franchisor or Franchisee and such of their respective successors and assigns as may be contemplated by this Agreement, any rights or remedies under or by reason of this Agreement.

         C. Franchisee expressly agrees to be bound by any promise or covenant imposing the maximum duty permitted by law which is contained within the terms of any provision hereof, as though it were separately stated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which Franchisor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

         D. All captions herein are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof. The singular usage includes the plural, where appropriate in the context, and the masculine and neuter usages include the other and the feminine.

         E. The recitals set forth in this Agreement are specifically incorporated into the terms of this Agreement and hereby constitute a part thereof.

XXIX.    APPLICABLE LAW

         A. THIS AGREEMENT TAKES EFFECT UPON ITS ACCEPTANCE AND EXECUTION BY FRANCHISOR IN CALIFORNIA; AND SHALL BE INTERPRETED AND CONSTRUED UNDER THE LAWS THEREOF, WHICH LAWS SHALL PREVAIL IN THE EVENT OF ANY CONFLICT OF LAW, EXCEPT TO THE EXTENT GOVERNED BY THE UNITED STATES TRADEMARK ACT OF 1946 (LANHAM ACT, 15, U.S.C. SECTIONS 1051 ET SEQ).

         B. FRANCHISEE ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT IS ENTERED INTO IN RIVERSIDE COUNTY, CALIFORNIA AND THAT ANY ACTION COMMENCED FOR THE PURPOSE OF ENFORCING THE TERMS AND PROVISIONS HEREOF MAY BE COMMENCED IN THE FOLLOWING COURTS, AT THE SOLE OPTION OF FRANCHISOR; (1) THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA; (2) THE SUPERIOR COURT OF RIVERSIDE COUNTY, STATE OF CALIFORNIA, OR (3) THE UNITED STATES


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

DISTRICT COURT, COURT OF GENERAL JURISDICTION FOR THE STATE, OR INFERIOR COURT FOR THE JUDICIAL DISTRICT IN WHICH FRANCHISEE'S FIELD OF DREAMS-REGISTERED TRADMARK- FRANCHISED STORE IS LOCATED.

         C. NO RIGHT OR REMEDY CONFERRED UPON OR RESERVED TO FRANCHISOR OR FRANCHISEE BY THIS AGREEMENT IS INTENDED TO BE, NOR SHALL BE DEEMED, EXCLUSIVE OF ANY OTHER RIGHT OR REMEDY HEREIN OR BY LAW OR EQUITY PROVIDED OR PERMITTED, BUT EACH SHALL BE CUMULATIVE OF EVERY OTHER RIGHT OR REMEDY.

         D. NOTHING HEREIN CONTAINED SHALL BAR FRANCHISOR'S RIGHT TO OBTAIN INJUNCTIVE RELIEF AGAINST THREATENED CONDUCT THAT WILL CAUSE IT LOSS OR DAMAGES, UNDER THE USUAL EQUITY RULES, INCLUDING THE APPLICABLE RULES FOR OBTAINING RESTRAINING ORDERS AND PRELIMINARY INJUNCTIONS.

XXX.     GUARANTY

         By their signatures hereto, all partners, shareholders, officers and directors of the entity that signs this Agreement as Franchisee acknowledge and accept the duties and obligations imposed upon each of them, individually, by the terms of this Agreement. All partners of the entity that executes this Agreement, in the event said entity is a partnership and all shareholders, officers and directors of the entity that executes this Agreement, in the event said entity is a corporation, shall execute the Guaranty and Assumption of Obligations attached hereto as Exhibit A and made a part hereof.

XXXI.    FORCE MAJEURE

         Whenever a period of time is provided in this Agreement for either party to do or perform any act or thing, except the payment of monies, neither party shall be liable or responsible for any delays due to strikes, lockouts, casualties, acts of God, war, governmental regulation or control or other causes beyond the reasonable control of the parties ("Force Majeure"), and in any event said time period for the performance of an obligation hereunder shall be extended for the amount of time of the delay. This clause shall not apply or not result in an extension of the term of this Agreement.

XXXII.   CAVEAT

         The success of the business venture contemplated to be undertaken by Franchisee by virtue of this Agreement is speculative and depends, to a large extent, upon the ability of Franchisee as an independent businessperson, its active participation in the daily affairs of the business, market


                             FranchiseDocs Page 47
conditions, area competition, availability of product, quality of services provided as well as other factors. Franchisor does not make any representation or warranty express or implied as to the potential success of the business venture contemplated hereby.

XXXIII.  ACKNOWLEDGMENTS

         A. Franchisee represents and acknowledges that it has received, read and understood this Agreement and Franchisor's Uniform Franchise Offering Circular; and that Franchisor has fully and adequately explained the provisions of each to Franchisee's satisfaction; and that Franchisor has accorded Franchisee ample time and opportunity to consult with advisors of its own choosing about the potential benefits and risks of entering into this Agreement.

         B. Franchisee acknowledges that Franchisee received a copy of this Agreement, the attachments hereto, if any, and agreements relating thereto, if any, at least five (5) business days prior to the date on which this Agreement was executed. Franchisee further acknowledges that Franchisee has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures, at least ten (10) business days prior to the date on which this Agreement was executed.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed, sealed and delivered this Agreement in _____________ (duplicate or triplicate) the day and year first above written.

                                         DREAMS FRANCHISE CORPORATION



                                         By: _____________________________
                                         Its:_____________________________


                                         FRANCHISEE:



                                         By: _____________________________
                                         Its:_____________________________


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

                                         _________________________________
                                         an Individual


                                         _________________________________
                                         an Individual


                             FranchiseDocs Page 49

                                   EXHIBIT A


                     GUARANTY AND ASSUMPTION OF OBLIGATIONS


         THIS GUARANTY AND ASSUMPTION OF OBLIGATIONS is given this ______ day of __________________, 19__, by ___________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         In consideration of, and as an inducement to, the execution of that certain Franchise Agreement of even date herewith (the "Agreement") by DREAMS FRANCHISE CORPORATION ("Franchisor"), each of the undersigned hereby personally and unconditionally (a) guarantees to Franchisor, and its successors and assigns, for the term of the Agreement and thereafter as provided in the Agreement, that _________________________ ("Franchisee") shall punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement; and (b) agrees to be personally bound by, and personally liable for the breach of each and every provision in the Agreement, both monetary obligations and obligations to take or refrain from taking specific actions or to engage or refrain from engaging in specific activities, including without limitation the provisions of Paragraph XVI. Each of the undersigned waives: (1) acceptance and notice of acceptance by Franchisor of the foregoing undertakings; (2) notice of demand for payment of any indebtedness or non-performance of any obligations hereby guaranteed; (3) protest and notice of default to any party with respect to the indebtedness or non-performance of any obligations hereby guaranteed; (4) any right he may have to require that an action be brought against Franchisee or any other person as a condition of liability; and (5) any and all other notices and legal or equitable defenses to which he may be entitled.

         Each of the undersigned consents and agrees that : (1) his direct and immediate liability under this guaranty shall be joint and several; (2) he shall render any payment or performance required under the Agreement upon demand if Franchisee fails or refuses punctually to do so; (3) such liability shall not be contingent or conditioned upon pursuit by Franchisor of any remedies against Franchisee or any other person; and (4) such liability shall not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence which Franchisor may from time to time grant to Franchisee or to any other person, including without limitation the acceptance of any partial payment or performance, or the compromise or release of any claims, none of which shall in any way modify or amend this guaranty, which shall be continuing and irrevocable during the term of the Agreement.


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

         IN WITNESS WHEREOF, each of the undersigned has hereunto affixed his signature on the same day and year as the Agreement was executed.


                                            PERCENTAGE OF OWNERSHIP
GUARANTOR(S)                                IN FRANCHISEE


_____________________________                 _________%


_____________________________                 _________%


_____________________________                 _________%


_____________________________                 _________%


_____________________________                 _________%


_____________________________                 _________%


_____________________________                 _________%


_____________________________                 _________%


                             FranchiseDocs Page 51

                                    EXHIBIT B


                             MAP OF DESIGNATED AREA


                             FranchiseDocs Page 52

                          DREAMS FRANCHISE CORPORATION

                           AREA DEVELOPMENT AGREEMENT


                             FranchiseDocs Page 53

                                TABLE OF CONTENTS
                           AREA DEVELOPMENT AGREEMENT


             I.   GRANT.......................................................2

            II.   DEVELOPMENT FEE.............................................3

           III.   DEVELOPMENT SCHEDULE AND MANNER OF
                  EXERCISING OPTIONS..........................................3

            IV.   TERM AND RIGHT OF FIRST REFUSAL.............................4

             V.   DUTIES OF THE DEVELOPER.....................................5

            VI.   PROPRIETARY MARKS/CONFIDENTIALITY...........................6

           VII.   DEFAULT AND TERMINATION.....................................6

          VIII.   TRANSFERABILITY.............................................8

            IX.   COVENANTS...................................................9

             X.   NOTICES....................................................10

            XI.   INDEPENDENT CONTRACTOR AND INDEMNIFICATION.................11

           XII.   APPROVALS..................................................11

          XIII.   NON-WAIVER.................................................12

           XIV.   SEVERABILITY AND CONSTRUCTION..............................12

            XV.   ENTIRE AGREEMENT...........................................12

           XVI.   SUPERIORITY OF FRANCHISE AGREEMENT.........................12


                             FranchiseDocs Page 54




          XVII.   APPLICABLE LAW.............................................13

         XVIII.   CAVEAT.....................................................13

           XIX.   ACKNOWLEDGMENTS............................................13


                             FranchiseDocs Page 55

EXHIBITS:

A.    DEVELOPMENT SCHEDULE
B.    GUARANTY AND ASSUMPTION OF OBLIGATIONS
C.    FRANCHISE AGREEMENT


                             FranchiseDocs Page 56

                          DREAMS FRANCHISE CORPORATION
                           AREA DEVELOPMENT AGREEMENT


         This Development Agreement is entered into this _________ day of_____, 19___ by and between DREAMS FRANCHISE CORPORATION, a corporation formed and operating under the laws of the State of California and having its principal place of business at 5009 Hiatus Road, Sunrise FL 33351 ("Franchisor"), and ____
________________________________________________________________________________
_______________________________________________ ("Developer").

                                   WITNESSETH:

         WHEREAS, Franchisor and its parent, Dreams, Inc. (fka StratAmerica Corporation), as the result of the expenditure of time, skill, effort and money have developed and own a unique system ("System"), identified by the mark "FIELD OF DREAMS-Registered Tradmark-2", relating to the establishment, development and operation of a store for the retail sale of sports-related and celebrity-oriented merchandise sports collectibles, memorabilia, trading cards and related merchandise and products authorized and approved by Franchisor and utilizing Franchisor's System and Marks, all of which may be changed, improved or further developed by Franchisor from time to time; and

         WHEREAS, the distinguishing characteristics of the System include, without limitation, distinctive exterior and interior layout, design and color scheme; exclusively designed signage, decorations, furnishings and materials; specialized procedures, techniques and methods for merchandising activities; distinct inventory specifications and standards; the FIELD OF DREAMS-Registered Tradmark- Confidential Operations Manual; the FIELD OF DREAMS-Registered Tradmark- Proprietary Software Program; and methods and techniques for inventory and cost controls, record keeping and reporting, personnel management, purchasing, sales promotion, marketing and advertising; all of which may be changed, improved and further developed by Franchisor from time to time; and

         WHEREAS, Franchisor has obtained from Universal Studios Licensing, Inc. ("USL") the exclusive right and license in the United States, excluding properties owned or controlled by USL, to utilize the mark "FIELD OF DREAMS-Registered Tradmark-" ("Mark(s)") as the name of and in the design of retail stores as described above as well as the exclusive right to sublicense others to use the Mark "FIELD OF DREAMS-Registered Tradmark-" in the development and operation of franchised retail stores. Franchisor has also obtained a non-exclusive right from USL to utilize the mark "FIELD OF DREAMS-Registered Tradmark-" upon or in connection with the manufacture, sale and distribution of sports memorabilia and celebrity

_______________________

         "FIELD OF DREAMS-Redgistered Trademark- is a service mark of Universal City Studios, Inc., licensed to Franchisor by Universal Studios Licensing, Inc. ("USL").


                             FranchiseDocs Page 57
memorabilia and paraphernalia by Franchisor and its franchisees. Such FIELD OF DREAMS-Registered Tradmark- products shall be maintained as part of the inventory of all Franchised Stores at all times. Franchisor shall continue to develop and use such Marks for the benefit and use of itself and all franchisees in order to identify for the public the source of celebrity-related and sports-related, player oriented merchandise and collectibles including, but not limited to, autographed baseballs, bats, custom-made plaques, trading cards, and related merchandise and products marketed thereunder and to represent the System's high standards of quality regarding the appearance, service and value throughout the operation of a retail store; and

         WHEREAS, Franchisor grants to qualified persons option rights for franchise grants to develop and operate several FIELD OF DREAMS-Registered Tradmark- stores offering and selling celebrity-related and sports-related merchandise, sports collectibles, memorabilia, trading cards and related merchandise and products authorized and approved by Franchisor and using the System and Developer has applied to Franchisor to obtain such option rights for that purpose, which application has been approved by Franchisor in reliance upon all of the representations made therein; and

         WHEREAS, Developer understands and acknowledges the importance of Franchisor's high and uniform standards of quality, operations, and service and the necessity of operating a FIELD OF DREAMS-Registered Tradmark- store in strict conformity with Franchisor's standards and specifications; and

         WHEREAS, Franchisor expressly disclaims the making of and Developer acknowledges that it has not received nor relied upon any warranty or guaranty, express or implied, as to the revenues, profits or success of the business venture contemplated by this Agreement. Developer acknowledges that it has read this Agreement and Franchisor's Uniform Franchise Offering Circular and that it has no knowledge of any representation by Franchisor, or its officers, directors, shareholders, employees or agents that are contrary or in addition to the statements made in Franchisor's Uniform Franchise Offering Circular or to the terms hereof.

         NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other set forth in this Agreement hereby agree as follows:

        I.      GRANT

                A. Franchisor hereby grants to Developer, pursuant to the terms and conditions of this Development Agreement, options to obtain licenses to establish and operate _____________ but no less than four (4) FIELD OF DREAMS-Registered Tradmark- stores, and to use solely in connection therewith Franchisor's System, within the following territory ("Designated Territory"):

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


                             FranchiseDocs Page 58

                B. Developer agrees to develop the options granted hereunder pursuant to the development schedule set forth in Paragraph III.A. Time is of the essence. Each FIELD OF DREAMS-Registered Tradmark- store shall be established and operated pursuant to a separate Franchise Agreement to be entered into by Developer and Franchisor pursuant to Paragraph III.B. hereof, the form of which Franchise Agreement is incorporated herein by reference and attached hereto as Exhibit C.

                C. Except as otherwise provided in this Agreement, Franchisor shall not establish, nor license any one other than Developer to establish any FIELD OF DREAMS-Registered Tradmark- store in the Designated Territory prior to the expiration of the development schedule set forth in Paragraph III.A. hereof.

                D. This Agreement is not a Franchise Agreement, and Developer shall have no right to use in any manner the Marks by virtue hereof.

                E. Developer shall have no right under this Agreement to license others.

        II.     DEVELOPMENT FEE

                A. As consideration for the rights and options granted herein, the Developer shall pay to Franchisor initial individual franchise fees of Twenty-five Thousand Dollars ($25,000) for each store opened pursuant to this Agreement. Simultaneous with the execution of this Agreement, Developer shall pay an amount equal to Five Thousand Dollars ($5,000) for each store to be developed in the Designated Territory. The total to be paid at the time of execution of this Agreement is Dollars ($ ). Said amount is fully earned by Franchisor upon execution of this Agreement and is non-refundable. The balance of the initial franchise fees shall be due as specified in Paragraph II.B. hereof.

                B. For every such FIELD OF DREAMS-Registered Tradmark- store established within the Designated Territory by the Developer, there shall be submitted a separate application to Franchisor, and upon approval of the site of the FIELD OF DREAMS-Registered Tradmark- store by Franchisor, a separate Franchise Agreement shall be executed for each such store. Upon execution of the Franchise Agreement, the sum of Twenty Thousand Dollars ($20,000), representing the balance of the individual franchise fee, as enumerated in Paragraph II.A. hereof, is due and owing.


                             FranchiseDocs Page 59

        III.    DEVELOPMENT SCHEDULE AND MANNER OF EXERCISING OPTIONS

                A. Developer shall exercise the options for a minimum of four
        (4) store(s) according to a schedule agreed upon by Developer and Franchisor.

                B. Developer shall exercise each option granted herein only by executing a Franchise Agreement as hereinafter provided for a FIELD OF DREAMS-Registered Tradmark- store at a site approved by Franchisor in the Designated Territory. Franchisor shall execute the Franchise Agreement only if Developer is in compliance with all requirements of this Agreement and all other Agreements between Franchisor and Developer.

                C. Prior to the acquisition by lease or purchase of any site for a FIELD OF DREAMS-Registered Tradmark- store in the Designated Territory, Developer shall submit to Franchisor in the form specified by Franchisor a description of the site, and such other information or materials as Franchisor may reasonably require for site approval. Franchisor shall, applying applicable criteria and standards then in effect, determine within a reasonable time whether each such proposed site is suitable for the operation of a FIELD OF DREAMS-Registered Tradmark- store. If Franchisor determines that a proposed site is suitable, Franchisor will grant a franchise to Developer to own and operate a FIELD OF DREAMS-Registered Tradmark- store at such proposed site on the terms and conditions of the then current form of the Franchise Agreement. Developer acknowledges that any site selection assistance or approval provided by Franchisor shall not be construed or interpreted as a guarantee of success for said location nor shall any location recommendation or approval made by Franchisor be deemed a representation that any particular location is available for use as a FIELD OF DREAMS-Registered Tradmark- Store. Franchisor's approval of the lease for any proposed site may be conditioned upon inclusion in the lease of terms acceptable to Franchisor and, at Franchisor's option, shall contain such provisions as franchisor may reasonably require, including, but not limited to:

                        1. A provision reserving to Franchisor the right, at
                Franchisor's election, to receive an assignment of the leasehold interest upon termination or expiration of the franchise grant;

                        2. A provision which expressly permits the lessor of the
                premises to provide Franchisor all sales and other information it may have related to the operation of the franchise store, as Franchisor may request;

                        3. A provision which requires the lessor concurrently to
                provide Franchisor with a copy of any written notice of deficiency under the lease sent to Developer and which grants to Franchisor, in its sole discretion, the right (but no


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

                obligation) to cure any deficiency under the lease, should Developer fail to do so within fifteen (15) days after the expiration of the period in which Developer may cure the default;

                        4. A provision which evidences the right of Developer to
                display the proprietary Marks in accordance with the specifications required by the Confidential Operating Manual, subject only to the provisions of applicable law;

                        5. A provision that the premises shall be used solely
                for the operation of a FIELD OF DREAMS-Registered Tradmark-Franchised Store; and

                        6. A provision which expressly states that any default
                under the lease shall constitute a default under the Franchise Agreement, and any default under the Franchise Agreement shall constitute a default under the lease.

                D. Developer shall comply with the Development Schedule attached hereto as Exhibit A.

        IV.     TERM AND RIGHT OF FIRST REFUSAL

                Unless sooner terminated in accordance with the terms of this Agreement, the term of this Agreement and all rights granted hereunder shall expire on the date of Franchisor's acceptance and execution of a Franchise Agreement for the last of the FIELD OF DREAMS-Registered Tradmark- stores to be established pursuant to the development schedule set forth in Paragraph III.A. hereof.

        V.        DUTIES OF THE DEVELOPER

                A.      Franchisor shall furnish to Developer the following:

                        1. Site selection guidelines, and such site selection
                counseling and assistance as Franchisor may deem advisable.

                        2. Such site evaluation as Franchisor may deem advisable
                in response to Developer's requests for site approval; provided, however, that Franchisor shall not provide on-site evaluation for any proposed site prior to the receipt of the appropriate site information prepared by Developer as required by Paragraph III.C. hereof. If on-site evaluation is deemed necessary and appropriate by Franchisor (on its own


                             FranchiseDocs Page 61
                initiative or at Developer's request), Developer shall reimburse Franchisor for all reasonable expenses incurred by Franchisor in relation to such on-site evaluation, including, without limitation, the cost of travel, lodging and meals.

                        3. A set of prototype plans and specifications for a
                FIELD OF DREAMS-Registered Tradmark- store.

                B.      Developer accepts the following obligations:

                        1. Developer shall comply with all terms and conditions
                set forth in this Agreement.

                        2. Developer shall comply with all requirements
                specified in each individual Franchise Agreement.

                        3. Developer shall at all times preserve in confidence
                any and all materials and information furnished or disclosed to Developer by Franchisor and designated by Franchisor as confidential, and Developer shall disclose such information or materials only to such of its employees or agents who must have access to it in connection with their employment. Developer shall not at any time, without Franchisor's prior written consent, copy, duplicate, record or otherwise reproduce such materials or information, in whole or in part, nor otherwise make the same available to any unauthorized person.

                        4. Developer shall comply with all requirements of
                federal, state and local laws, rules and regulations.

                        5. Should Developer at some time in the future desire to
                make either a public or a private offering of its securities, prior to such offering and sale, and prior to the public release of any statements, data, or other information of any kind relating to the proposed offering of Developer's securities, Developer shall secure the written approval of Franchisor, which approval shall not be unreasonably withheld. Developer shall secure Franchisor's prior written approval of any and all press releases, news releases and any and all other publicity, the primary purpose of which is in the public interest in its offering. Only after written approval has been given by Franchisor may Developer proceed to file, publish, issue, and release and make public any said data, material and information regarding its securities offering. It is specifically understood that any review by Franchisor is solely for its own information, and its approval shall not constitute any kind of authorization, acceptance, agreement, endorsement, approval, or ratification of the same, either expressly or implied; and Developer shall make no oral or written notice of any kind


                             FranchiseDocs Page 62
                whatsoever indicating or implying that Franchisor and/or related corporations or persons have any interest in the relationship whatsoever to the proposed offering other than acting as Franchisor. Developer agrees to indemnify and hold harmless Franchisor and any and all subsidiaries of Franchisor from all claims, demands, costs, fees, charges, liability or expense of any kind whatsoever arising from Developer's offering of information published or communicated in actions taken with regard thereto.


        VI.     PROPRIETARY MARKS/CONFIDENTIALITY

                A. It is understood and agreed that this Agreement does not grant the Developer any right to the use of the Marks. Use of the Marks is granted only under the franchise agreements to be executed by Franchisor and the Developer.

                B. Developer shall not, during the term of this Agreement or thereafter, communicate, divulge, or use for the benefit of any other person, persons, partnership, association, or corporation any confidential information, knowledge, or know-how concerning the System which may be communicated to the Developer, or of which the Developer may be apprised by virtue of the Developer's operations under the terms of this Agreement. The Developer shall divulge such confidential information only to such of its employees as must have access to it in order to carry out the purposes of this Agreement. Any and all information, knowledge, and know-how, including, without limitation, drawings, materials, computer equipment, other equipment, specifications, techniques, retail store systems, marketing techniques, customer lists, processes, and other data, which Franchisor designates as confidential shall be deemed confidential for purposes of this Agreement, except information which the Developer demonstrates came to its attention prior to disclosure thereof by Franchisor; or which, at the time of disclosure by Franchisor to Developer, had become a part of the public domain, through non-wrongful publication or communication by others.

                C. Developer shall require all employees performing managerial functions (and all corporate officers, directors, and shareholders if the Developer is a corporation; and all partners if the Developer is a partnership) to execute agreements, in a form satisfactory to Franchisor, to maintain the confidentiality during the course of employment and thereafter of all information designated by Franchisor as confidential. Copies of the executed agreements shall be submitted to Franchisor upon request.


                             FranchiseDocs Page 63

        VII.    DEFAULT AND TERMINATION

                A. The options and territorial exclusivity granted to Developer in this Agreement have been granted in reliance on Developer's representations and assurances, among others, that the conditions set forth in Paragraphs I and III of this Development Agreement will be met by Developer in a timely manner.

                B. Developer shall be deemed in default under this Agreement, and all rights granted herein shall automatically terminate without notice if Developer shall become insolvent by reason of any affirmative act of insolvency by Developer, or the filing by Developer of any petition or action of insolvency, or for appointment of a receiver or trustee, or an assignment by Developer for the benefit of creditors, or the failure to vacate or dismiss within sixty (60) days after filing any such proceedings commenced against Developer by a third party, or dismissal of the liquidation proceeding pursuant to 11 U.S.C. Section 707, dismissal of a reorganization proceeding pursuant to 11 U.S.C.
        Section 1330(b) or dismissal of a debt adjustment proceeding pursuant to 11 U.S.C. Section 1307, or if a receiver or other custodian (permanent or temporary) of Developer's business or assets is appointed by any court of competent jurisdiction, or if proceedings for a composition with creditors under any state or federal law should be instituted by or against Developer, of if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed), or if execution is levied against Developer's property, or suit to foreclose any lien or mortgage against the property is instituted against Developer and not dismissed within thirty (30) days, or if any substantial real or personal property of Developer shall be sold after levy thereupon by any sheriff, marshal, or constable.

                C. If Developer fails to exercise an option prior to the option's expiration date as set forth in Paragraph III.A. of this Agreement, fails to comply with any other terms and conditions of this Agreement, fails to comply with the terms and conditions of any individual Franchise Agreement between Developer and Franchisor, or makes or attempts to make a transfer or assignment in violation of Paragraph VIII.C. hereof, such action shall constitute a default under this Development Agreement. Upon such default, Franchisor, in its discretion, may do any one or more of the following:

                        1. Terminate this Agreement and all rights granted
                hereunder without affording Developer any opportunity to cure the default any without granting to Developer any refund of any monies paid, effective immediately upon receipt of written notice by Developer;

                        2. Reduce the number of units granted Developer in
                Paragraph I.A. of this Agreement;


                             FranchiseDocs Page 64

                        3. Terminate the territorial exclusivity granted
                Developer in Paragraph I hereof, or reduce the area of territorial exclusivity granted Developer hereunder.

                D. Upon termination of the Agreement, all remaining options shall be null and void. Developer shall have no right to establish or operate any FIELD OF DREAMS-Registered Tradmark- store(s) for which a Franchise Agreement has not been executed by Franchisor. Franchisor shall be entitled to establish, and to license others to establish, FIELD OF DREAMS-Registered Tradmark- stores in the Designated Territory except as may be otherwise provided under any Franchise Agreement which has been executed between Franchisor and Developer. No default under this Development Agreement shall constitute a default under any Franchise Agreement between the parties hereto under which all applicable franchise fees have been paid and for which a Franchised Store has commenced operations.

                E. No right or remedy herein conferred upon or reserved to Franchisor is exclusive of any other right or remedy provided or permitted by law or equity.

        VIII.   TRANSFERABILITY

                A. Franchisor shall have the right to transfer all or any part of its rights or obligations herein to any person or legal entity.

                B. Developer understands and acknowledges that the rights and duties set forth in this Development Agreement are personal to Developer and are granted in reliance upon the personal qualifications of Developer. Developer has represented to Franchisor that Developer is entering into this Development Agreement with the intention of complying with its terms and conditions and not for the purpose of resale of the developmental and option rights hereunder.

                C. Neither Developer nor any partner or shareholder thereof shall, without Franchisor's prior written consent, directly or indirectly sell, assign, transfer, convey, give away, pledge, mortgage or otherwise encumber any interest in this Development Agreement or in Developer. Any such proposed assignment occurring by operation of law or otherwise, including any assignment by the trustee in bankruptcy, without Franchisor's prior written consent shall be a material default of this Agreement.

                D. All proposed transfers or assignments of this Agreement by Developer shall be subject to approval by Franchisor. As a condition to granting its approval of any such assignment or transfer, Franchisor may require Developer or the assignee or transferee to pay to Franchisor its then current assignment fee, which will not be less than $2,000, to


                             FranchiseDocs Page 65
        defray expenses incurred by Franchisor in connection with the assignment or transfer, legal and accounting fees, credit and other investigation charges and evaluation of the assignee or transferee and the terms of the assignment or transfer. Franchisor shall have the right to require Developer and its owners to execute a general release of Franchisor in a form satisfactory to Franchisor as a condition to its approval of the assignment of this Agreement or ownership of Developer.

                E. Subject to the prior written approval of Franchisor, the Development Agreement may be assigned to a partnership or corporation which conducts no business other than the business contemplated hereunder, which is actively managed by Developer and in which Developer owns and controls not less than fifty-one percent (51%) of the general partnership interest or the equity and voting power, provided that all partners or shareholders shall execute an Assignment Agreement in form approved by Franchisor undertaking to be bound jointly and severally by all provisions of this Agreement and all issued and outstanding stock certificates of such corporation shall bear a legend reflecting or referring to the restrictions of Paragraph VIII.C. herein.

                F. If Developer or its owners shall at any time determine to sell the rights under this Development Agreement or an ownership interest in Developer, Developer or its owners shall obtain a bona fide, executed written offer from a responsible and fully disclosed purchaser and shall submit an exact copy of such offer to Franchisor, which shall, for a period of thirty (30) days from the date of delivery of such offer, have the right, exercisable by written notice to Developer or its owners, to purchase the rights under this Development Agreement or such ownership interest for the price and on the terms and conditions contained in such offer, provided that Franchisor may substitute cash for any form of payment proposed in such offer and that Franchisor shall have not less than sixty (60) days to prepare for closing. If Franchisor does not exercise its right of first refusal, Developer or its owners may complete the sale of the Developer or such ownership interest, subject to Franchisor's approval of the purchaser as provided in Paragraph VIII.D. herein, provided that if such sale is not completed within one hundred twenty (120) days after delivery of such offer to Franchisor, Franchisor shall again have the right of first refusal herein provided. This paragraph shall not apply to an assignment to a partnership or corporation to which Paragraph VIII.E. herein, is applicable.

        IX.     COVENANTS

                A. Unless otherwise specified, the term "Developer" as used in this Paragraph IX but no where else in this Agreement shall include, collectively and individually, all officers, directors, and holders of a beneficial interest of five percent (5%) or more of the securities of Developer, and of any corporation directly or indirectly controlling Developer, if Developer is a corporation; and the general partners and any limited partner (including any


                             FranchiseDocs Page 66
        corporation and the officers, directors, and holders of a beneficial interest of five percent (5%) or more of securities, of a corporation which controls, directly or indirectly, any general or limited partner), if Developer is a partnership.

                B. Developer covenants that during the term of this Agreement and any renewals thereof, except as otherwise approved in writing by Franchisor, Developer (if Developer is an individual), a shareholder of a beneficial interest of ten percent (10%) or more of the securities of Developer (if Developer is a corporation), a general partner of Developer (if Developer is a partnership), or Developer's approved Designated Manager shall devote full time, energy, and best efforts, to the management and operation of the stores to be franchised in accordance with the rights and options granted pursuant to this Agreement.

                C. Developer covenants that during the term of this Agreement and for a period of two (2) years following the termination of this Agreement, except as otherwise approved in writing by Franchisor, Developer shall not, either directly or indirectly, for himself, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation own, maintain, engage in, or have any interest in any business (including any business operated by Developer prior to entry of this Agreement) specializing in whole or in part, in selling or offering through any channel of distribution whatsoever sports-related or celebrity-related merchandise, collectibles, memorabilia, trading cards or any related merchandise or products of a type the same as or similar to the type of merchandise, products and service offered, sold or provided through the System.

                D. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Paragraph IX is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Franchisor is a party, Developer expressly agrees to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Paragraph IX.

                E. Developer understands and acknowledges that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Paragraph IX.C. in this Agreement, or any portion thereof, without Developer's consent, effective immediately upon receipt by Developer of written notice thereof, and Developer agrees that it shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Paragraph IX hereof.

                F. Paragraph IX.C. shall not apply to ownership by Developer of less than a five percent (5%) beneficial interest in the outstanding equity securities of any corporation which is registered under the Securities Exchange Act of 1934.


                             FranchiseDocs Page 67

     G. Franchisor shall have the right to require all of Developer's personnel performing managerial or supervisory functions and all personnel receiving special training from Franchisor to execute similar covenants in a form satisfactory to Franchisor.

X.   NOTICES

     Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified mail, return receipt requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

Notices to Franchisor:             DREAMS FRANCHISE CORPORATION
                                   5009 Hiatus Road
                                   Sunrise, Florida  33351

Notices to Developer:              ---------------------------------

                                   ---------------------------------

                                   ---------------------------------

     Any notice by certified mail shall be deemed to have been given at the date and time of mailing.

XI.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION

     A. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that nothing in this Development Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever. Each party to this Agreement is an independent contractor, and neither shall be responsible for the debts or liabilities incurred by the other.

     B. Developer shall hold himself out to the public to be an independent contractor operating pursuant to this Agreement. Developer agrees to take such actions as shall be necessary to that end.

                           FranchiseDocs Page 68

      C. Developer understands and agrees that nothing in this Development Agreement authorizes Developer to make any contract, agreement, warranty or representation on Franchisor's behalf, or to incur any debt or other obligation in Franchisor's name, and that Franchisor assumes no liability for, nor shall be deemed liable by reason of, any act or omission of Developer in Developer's conduct of the business licensed by this Development Agreement, or any claim or judgment arising therefrom. Developer shall indemnify and hold Franchisor harmless against any and all such claims directly or indirectly from, as a result of, or in connection with Developer's operations hereunder, as well as the costs, including attorneys' fees, of defending against them.

      D. Developer acknowledges that because complete and detailed uniformity under many varying conditions may not be possible or practical, Franchisor specifically reserves the right and privilege, at its sole discretion and as it may deem in the best interests of all concerned in any specific instance, to vary standards for any developer based upon the peculiarities of the particular location or circumstance, business potential, population of trade area, existing business practices or any other condition which Franchisor deems to be of importance to the successful operation of such developer's business. Developer shall not be entitled to require Franchisor to disclose or grant to Developer a like or similar variation hereunder to that which may be accorded to any other developer.

XII.  APPROVALS

      A. Whenever this Development Agreement requires the prior approval or consent of Franchisor, Developer shall make a timely written request to Franchisor therefore, and, except as otherwise provided herein, any approval or consent granted shall be in writing.

      B. Franchisor makes no warranties or guarantees upon which Developer may rely and assumes no liability or obligation to Developer or any third party to which it would not otherwise be subject, by providing any waiver, approval, advice, consent or services to Developer in connection with this Development Agreement, or by reason of any neglect, delay or denial of any request therefor.

XIII. NON-WAIVER

      No failure of Franchisor to exercise any power reserved to it in this Agreement or to insist upon compliance by Developer with any obligation or condition in this Development Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Franchisor's rights to demand exact compliance with the terms of this Agreement. Waiver by Franchisor of any particular default shall not affect or impair Franchisor's right in respect to any subsequent default of the same or of a different nature, nor shall any delay, forbearance, or omission of Franchisor to exercise any power or right

                           FranchiseDocs Page 69
arising out of any breach or default by Developer of any of the terms, provisions, or covenants of this Agreement, affect or impair Franchisor's rights, nor shall such constitute a waiver by Franchisor of any rights hereunder or rights to declare any subsequent breach or default.

XIV. SEVERABILITY AND CONSTRUCTION

     A.   This Agreement shall be deemed severable.

     B. Nothing in this Agreement shall confer upon any person or legal entity other than Franchisor or Developer and such of their respective successors and assigns as may be contemplated by Paragraph VIII hereof, any rights or remedies under or by reason of this Agreement.

     C. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

     D. All references herein to gender and number shall be construed to include such other gender and number as the context may require, and all acknowledgments, promises, covenants, agreements and obligations herein made or undertaken by Developer shall be deemed jointly and severally undertaken by all the parties hereto on behalf of Developer.

     E. This Agreement may be executed in triplicate, and each copy so executed shall be deemed an original.

XV.  ENTIRE AGREEMENT

     This Agreement constitutes the entire, full, and complete Agreement between Franchisor and Developer concerning the subject matter hereof, and supersedes all prior agreements. No amendment, change, or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by themselves or their authorized officers or agents in writing.

                           FranchiseDocs Page 70

XVI.  SUPERIORITY OF FRANCHISE AGREEMENT

      For each FIELD OF DREAMS-Registered Trademark- individual franchised business developed in the Territory, a separate Franchise Agreement shall be executed and any Individual Franchise Fee as prescribed by Franchisor shall be paid to Franchisor. It is understood and agreed by Developer that any and all Franchise Agreements executed in connection with FIELD OF DREAMS-Registered Trademark- individual franchised business within the Territory are independent of this Area Development Agreement. The continued existence of any such Franchise Agreement shall not depend on the continuing existence of this Area Development Agreement. If any conflict shall arise in connection with this Area Development Agreement and any Franchise Agreement executed within the Territory, the latter shall have precedence and superiority over the former.

XVII. APPLICABLE LAW

      A. THIS AGREEMENT TAKES EFFECT UPON ITS ACCEPTANCE AND EXECUTION BY FRANCHISOR IN CALIFORNIA; AND SHALL BE INTERPRETED AND CONSTRUED UNDER THE LAWS THEREOF, WHICH LAWS SHALL PREVAIL IN THE EVENT OF ANY CONFLICT OF LAW, EXCEPT TO THE EXTENT GOVERNED BY THE UNITED STATES TRADEMARK ACT OF 1946 (LANHAM ACT, 15 U.S.C. SECTIONS 1051 ET SEQ.).

      B. DEVELOPER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT IS ENTERED INTO IN RIVERSIDE COUNTY, CALIFORNIA AND THAT ANY ACTION COMMENCED FOR THE PURPOSE OF ENFORCING THE TERMS AND PROVISIONS HEREOF MAY BE COMMENCED IN THE FOLLOWING COURTS, AT THE SOLE OPTION OF FRANCHISOR; (1) THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA; (2) THE SUPERIOR COURT OF RIVERSIDE COUNTY, STATE OF CALIFORNIA; OR (3) THE UNITED STATES DISTRICT COURT, COURT OF GENERAL JURISDICTION FOR THE STATE, OR INFERIOR COURT FOR THE JUDICIAL DISTRICT IN WHICH DEVELOPER'S FIELD OF DREAMS-REGISTERED TRADEMARK-FRANCHISED STORE IS LOCATED.

      C. NO RIGHT OR REMEDY CONFERRED UPON OR RESERVED TO FRANCHISOR OR DEVELOPER BY THIS AGREEMENT IS INTENDED TO BE, NOR SHALL BE DEEMED, EXCLUSIVE OF ANY OTHER RIGHT OR REMEDY HEREIN OR BY LAW OR EQUITY PROVIDED OR PERMITTED, BUT EACH SHALL BE CUMULATIVE OF EVERY OTHER RIGHT OR REMEDY.

                           FranchiseDocs Page 71

       D. NOTHING HEREIN CONTAINED SHALL BAR FRANCHISOR'S RIGHT TO OBTAIN INJUNCTIVE RELIEF AGAINST THREATENED CONDUCT THAT WILL CAUSE IT LOSS OR DAMAGES, UNDER THE USUAL EQUITY RULES, INCLUDING THE APPLICABLE RULES FOR OBTAINING RESTRAINING ORDERS AND PRELIMINARY INJUNCTIONS.

XVIII. CAVEAT

       The success of the business venture contemplated to be undertaken by Developer by virtue of this Agreement is speculative and depends, to a large extent, upon the ability of Developer as an independent businessman, and his active participation in the daily affairs of the business as well as other factors. Franchisor does not make any representation or warranty express or implied as to the potential success of the business venture contemplated hereby.

XIX.   ACKNOWLEDGMENTS

       A. Developer represents and acknowledges that it has received, read and understood this Agreement and Franchisor's Uniform Franchise Offering Circular; and that Franchisor has fully and adequately explained the provisions of each to Developer's satisfaction; and that Franchisor has accorded Developer ample time and opportunity to consult with advisors of its own choosing about the potential benefits and risks of entering into this Agreement.

       B. Developer acknowledges that it has received a copy of this Agreement and the attachments thereto, at least five (5) business days prior to the date on which this Agreement was executed. Developer further acknowledges that Developer has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures, at least ten (10) business days prior to the date on which this Agreement was executed.

       IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Agreement in ________________________ (duplicate or triplicate) on the day and year first above written.

                                        DREAMS FRANCHISE CORPORATION


                                        By:
                                           ---------------------------------
                                        Its:
                                            --------------------------------

                           FranchiseDocs Page 72

                                        DEVELOPER:


                                        ------------------------------------

                                        By:
                                           ---------------------------------
                                        Its:
                                            --------------------------------


                                        ------------------------------------
                                        an Individual

                                        ------------------------------------
                                        an Individual

                                        ------------------------------------
                                        an Individual


                           FranchiseDocs Page 73

                                    EXHIBIT A

                              DEVELOPMENT SCHEDULE


         The Developer is obligated by Paragraph III of the Area Development Agreement to comply with the following Development Schedule:

                                Date by Which             Date by
                                Franchise Agreement       Which Store
Location                        Must be Executed          Must be Opened
--------                        -------------------       --------------


---------------------------     ---------------------     --------------


---------------------------     ---------------------     --------------


---------------------------     ---------------------     --------------


---------------------------     ---------------------     --------------


---------------------------     ---------------------     --------------


---------------------------     ---------------------     --------------


---------------------------     ---------------------     --------------


---------------------------     ---------------------     --------------

                           FranchiseDocs Page 74

                                    EXHIBIT B


                     GUARANTY AND ASSUMPTION OF OBLIGATIONS

     THIS GUARANTY AND ASSUMPTION OF OBLIGATIONS is given this _________ day of ______________________, 19____, by ______________________________________.

     In consideration of, and as an inducement to, the execution of that certain AREA DEVELOPMENT AGREEMENT of even date herewith ("Agreement") by DREAMS FRANCHISE CORPORATION ("Franchisor"), each of the undersigned hereby personally and unconditionally (1) guarantees to Franchisor, and its successors and assigns, for the term of the Agreement and thereafter as provided in the Agreement, that ("Developer") shall punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement; and (2) agrees to be personally bound by, and personally liable for the breach of each and every provision in the Agreement, both monetary obligations and obligations to take or refrain from taking specific actions or to engage or refrain from engaging in specific activities, including without limitation the provisions of Paragraph IX.

     Each of the undersigned waives: (1) acceptance and notice of acceptance by Franchisor of the foregoing undertakings; (2) notice of demand for payment of any indebtedness or nonperformance of any obligations hereby guaranteed;
(3) protest and notice of default to any party with respect to the indebtedness or nonperformance of any obligations hereby guaranteed; (4) any right he may have to require that an action be brought against Developer or any other person as a condition of liability; and (5) any and all other notices and legal or equitable defenses to which he may be entitled.

     Each of the undersigned consents and agrees that: (1) his direct and immediate liability under this guaranty shall be joint and several; (2) he shall render any payment or performance required under the Agreement upon demand if Developer fails or refuses punctually to do so; (3) such liability shall not be contingent or conditioned upon pursuit by Franchisor of any remedies against Developer or any other person; and (4) such liability shall not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence which Franchisor may from time to time grant to Developer or to any other person, including without limitation the acceptance of any partial payment or performance, or the compromise or release of any claims, none of which shall in any way modify or amend this guaranty, which shall be continuing and irrevocable during the term of the Agreement.

                           FranchiseDocs Page 75

     IN WITNESS WHEREOF, each of the undersigned has hereunto affixed his signature on the same day and year as the Agreement was executed.

                                            PERCENTAGE OF OWNERSHIP
         GUARANTOR(S)                            OF DEVELOPER
                                                                    %
---------------------------------------     ------------------------


                                                                    %
---------------------------------------     ------------------------


                                                                    %
---------------------------------------     ------------------------


                                                                    %
---------------------------------------     ------------------------


                                                                    %
---------------------------------------     ------------------------


                                                                    %
---------------------------------------     ------------------------

                           FranchiseDocs Page 76

                          DREAMS FRANCHISE CORPORATION

                          CONVERSION FRANCHISE ADDENDUM

                             TO FRANCHISE AGREEMENT







                             FranchiseDocs Page 77

                          DREAMS FRANCHISE CORPORATION
                          CONVERSION FRANCHISE ADDENDUM
                             TO FRANCHISE AGREEMENT


      This Conversion Addendum ("this Addendum") is made and entered into this ____ day of _____________, 19___ between DREAMS FRANCHISE CORPORATION, a California corporation with its principal office at 5009 Hiatus Road, Sunrise FL 33351, ("Franchisor") and _________________________________________________,
whose principal address is ___________________________________________________,
an individual/partnership/corporation incorporated in the State of ____________ ("Conversion Franchisee").


                                   WITNESSETH:


     WHEREAS, Franchisor and Conversion Franchisee have simultaneously herewith entered into a certain Franchise Agreement whereby Conversion Franchisee is granted a franchise to operate a FIELD OF DREAMS-Registered Trademark-(3) Franchised Store; to use the "FIELD OF DREAMS-Registered Trademark-" marks; and, to utilize Franchisor's System in connection therewith (the "Franchise Agreement");

     WHEREAS, Conversion Franchisee has submitted an application to Franchisor seeking permission to become a Conversion Franchisee of Franchisor and Franchisor has approved such application;

     WHEREAS, Conversion Franchisee presently owns and operates a business offering or selling sports-related merchandise, collectibles, memorabilia trading cards and related merchandise and products similar, if not identical, to those offered by FIELD OF DREAMS-Registered Trademark- Franchised Stores from a location approved by Franchisor and has done so for a period of not less than three (3) continuous months, and further, Conversion Franchisee represents and acknowledges that it has met Franchisor's standards and qualifications to be classified as a "Conversion", and upon reliance on Conversion Franchisee's representation to Franchisor of such, Franchisor approves of such conversion classification;

---------------
       (3) "FIELD OF DREAMS-Registered Trademark-" is a service mark of Universal City Studios, Inc., licensed to Franchisor by Universal Studios Licensing, Inc.

                             FranchiseDocs Page 78

     WHEREAS, Conversion Franchisee has represented and acknowledged that it does not operate under a franchise agreement, licensing agreement, or a prescribed marketing plan or system of another company and is not subject to any agreements limiting or restricting Conversion Franchisee's ability to conduct said business;

     WHEREAS, Conversion Franchisee acknowledges that by becoming a Franchisee of Franchisor it will be subject to covenants against competition, confidentiality agreements and standards of performance and quality which otherwise would not attach to its business operations; and

     WHEREAS, Franchisor desires to grant to Conversion Franchisee a franchise upon the terms and subject to the conditions hereof and subject to the terms and conditions of the Franchise Agreement executed simultaneously herewith.

     NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

I.   INCORPORATION OF TERMS OF FRANCHISE AGREEMENT

     A. This Addendum shall amend and supplement the Franchise Agreement simultaneously executed by the parties herein. The terms, covenants, and conditions of this Addendum are incorporated into the Franchise Agreement, and with respect to any conflict between the two (2) agreements, the terms of this Addendum shall be controlling with respect to the subject matter thereof.

     B. Except as expressly set forth in this Addendum, the rights, duties and obligations of the parties with respect to the FIELD OF DREAMS-Registered Trademark- Franchised Store shall be the same as the rights, duties, and obligations of the parties with respect to the Franchised Store described in the Franchise Agreement.

II.  INITIAL FRANCHISE FEE

     A. Notwithstanding the provisions of Section I.E of the Franchise Agreement, in consideration for the franchise granted herein, Franchisee shall pay to Franchisor, upon execution of the Franchise Agreement and this Conversion Addendum, a conversion franchise fee of THIRTY-TWO THOUSAND FIVE HUNDRED Dollars ($32,500). The conversion franchise fee is not refundable in whole or in part and shall be deemed fully earned when paid.

     B. In addition, Conversion Franchisee is required to pay to Franchisor all other fees and payments as are more fully described in the Franchise Agreement without deduction from the Conversion Franchise Fee.

                             FranchiseDocs Page 79

III. CONVERSION OF FRANCHISEE'S BUSINESS TO THE FIELD OF DREAMS-REGISTERED TRADEMARK- SYSTEM

     A. Prior to the execution of the Franchise Agreement and this Addendum, Conversion Franchisee shall have furnished to Franchisor, in conjunction with its application to be accepted as a FIELD OF DREAMS-Registered Trademark-Conversion Franchisee, information pertaining to the existing site of Conversion Franchisee's business. Such information includes, but is not limited to, a map and written description of the existing site; photographs of the existing location; the lease for the location; and, such other information as Franchisor in its sole discretion deems appropriate.

     B. Within sixty (60) days after the execution of the Franchise Agreement, Conversion Franchisee shall deliver to Franchisor a copy of the lease for the location of the Franchised Store. Any default under the lease shall constitute a default under the Franchise Agreement. In the event that Conversion Franchisee renews said lease at any time during the initial term or any renewal term of the Franchise Agreement, Conversion Franchisee shall obtain from lessor and submit to Franchisor for approval a lease containing those provisions required in Paragraph III.D. of the Franchise Agreement.

     C. Any such amended lease, sub-lease or other rental or purchase agreement must meet with Franchisor's prior written approval (not to be unreasonably withheld) and, in the event Franchisor does not approve such amended lease, sub-lease, or other rental agreement, within the time limits and following the procedure specified herein, this Addendum and the Franchise Agreement may be terminated by Franchisor, at its sole election.

     D. Immediately following the execution of this Addendum, Franchisor shall furnish to Conversion Franchisee the design criteria specifications for the premises of the Franchised Store as set forth in the Franchise Agreement. Conversion Franchisee must perform such construction, renovation and refurbishing as is necessary to conform and comply with Franchisor's standards, specifications and criteria. Prior to the commencement of construction, renovation, or refurbishing of the premises, Conversion Franchisee must submit to Franchisor (or its designee) all pertinent architectural, engineering, construction, layout and design plans, prints, drawings and related documents for review and final approval as is more fully detailed in Paragraph III.E. of the Franchise Agreement.

     E. Prior to the commencement of operation of the Franchised Store, Conversion Franchisee must remove all materials, furniture, fixtures, signs and equipment which do not conform with the FIELD OF DREAMS-Registered Trademark-System; are not approved by Franchisor; or, which do not meet the standards and specifications prescribed in Franchisor's Confidential Operations Manual (as amended from time to time).

                             FranchiseDocs Page 80

     F. Conversion Franchisee understands and hereby acknowledges that every component of the FIELD OF DREAMS-Registered Trademark- System is vital to Franchisor, to other FIELD OF DREAMS-Registered Trademark- franchisees and to the operation of the business franchised hereby, and that compliance with the System is of the essence of this Addendum. Franchisee shall at all times conduct the Franchised Store hereunder in compliance with the FIELD OF DREAMS-Registered Trademark- System and cease rendering services or using equipment, materials, furniture, fixtures or signs which are not designated by Franchisor to be components of the FIELD OF DREAMS-Registered Trademark-System.

     G. As of the date on which Conversion Franchisee commences operating its business as a FIELD OF DREAMS-Registered Trademark- Franchised Store, Conversion Franchisee shall identify and represent its business as a FIELD OF DREAMS-Registered Trademark- business through the use and display of Franchisor's proprietary marks. During a period of one (1) year from the commencement of business as a FIELD OF DREAMS-Registered Trademark-franchisee, Conversion Franchisee may display, with Franchisor's prior written approval, secondary signage of such size, content and style as is prescribed by Franchisor in its Confidential Operations Manual, for the purpose of advising the public of the former trade name under which Conversion Franchisee had previously conducted its business. However, on the first anniversary of the commencement of operations as a FIELD OF DREAMS-Registered Trademark- franchisee, or at such later date as the parties may agree, Conversion Franchisee, at its sole cost and expense, shall cease using all references to its prior trade name and carry out its business activities only as a FIELD OF DREAMS-Registered Trademark- franchisee and only under the FIELD OF DREAMS-Registered Trademark- Marks.

     H. As of the date on which Conversion Franchisee commences operating its business as a FIELD OF DREAMS-Registered Trademark- franchisee, Conversion Franchisee shall convert all of its books, accounts, ledgers, customer lists, bookkeeping systems, and related records and systems so as to comply with the standards and specifications of the FIELD OF DREAMS-Registered Trademark- System, including, without limitation, the installation of a computer and modem, as is more fully set forth in the Franchisor's Confidential Operations Manual, as amended from time to time.

     I. Conversion Franchisee and/or its designated manager shall successfully complete Franchisor's required training program. Conversion Franchisee must complete all necessary construction, renovations, or refurbishing; comply with all of Franchisor's standards and specifications with respect to goods, materials, equipment and services; and commence operation of the Franchised Store within sixty (60) days after the execution of the Franchise Agreement and this Addendum.

IV.  CONFIDENTIAL INFORMATION AND RESTRICTIVE COVENANTS

     A. Conversion Franchisee acknowledges that notwithstanding the fact that it has operated a business or has been employed in a capacity offering or selling goods and services and other related activities similar to those offered under the FIELD OF DREAMS-Registered Trademark- System, it covenants and agrees to be bound by the restrictions on the use of confidential information set forth in Paragraph VII of the Franchise Agreement. Conversion Franchisee further acknowledges that all

                             FranchiseDocs Page 81
        information pertaining to customers of Conversion Franchisee prior to the execution of the Franchise Agreement shall be deemed to be "confidential information" as that term is defined in Paragraph VII of the Franchise Agreement.

                B. Conversion Franchisee expressly acknowledges that despite the fact that it had been in the business or has been employed in the capacity of offering and selling sports-related merchandise, collectibles, memorabilia, trading cards and related merchandise and products prior to becoming a FIELD OF DREAMS-Registered Trademark-franchisee, Conversion Franchisee shall be bound by the in-term and post-term covenants not to compete set forth in Paragraph XVI of the Franchise Agreement and all other applicable provisions of Paragraph VII of the Franchise Agreement.

        V.      ACKNOWLEDGMENTS

                Conversion Franchisee acknowledges, warrants and represents to Franchisor that:

                A. It has, for at least the past three (3) continuous months, owned and operated a business offering or selling sports-related merchandise, collectibles, memorabilia, trading cards and related merchandise and products similar to those offered through the franchised System.

                B. It is the majority owner and operator of its business.

                C. It does not operate or hold a majority interest in other sports-related or celebrity-related retail businesses which have not been converted to the FIELD OF DREAMS-Registered Trademark- System.

                D. Its business does not operate under either a franchise agreement, licensing agreement, or pursuant to any form of commercial arrangement whereby a third party prescribes a particular marketing plan or system upon its business operations. Furthermore, Conversion Franchisee is not subject to any covenant against competition.

                E. No other person, firm, corporation, or other entity has any right, title or interest in or to Conversion Franchisee's business. Conversion Franchisee's business has not been mortgaged, pledged, or assigned and there are no judgments, liens, executions or proceedings pending which may alter, decrease or remove Conversion Franchisee's interest in said business.

                F. Conversion Franchisee acknowledges that the information submitted and the representations made to Franchisor as an inducement for Franchisor to enter into this Addendum are accurate and truthful.

                G. Conversion Franchisee acknowledges that by virtue of the terms and conditions of the Franchise Agreement and this Addendum the manner and operation of its business must be in strict compliance with Franchisor's standards and specifications and furthermore acknowledges that


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

        its ability to directly or indirectly engage in any other business which offers or sells services or products which comprise or may in the future comprise a part of the FIELD OF DREAMS-Registered Trademark-System is expressly limited.

                H. Furthermore, Conversion Franchisee expressly acknowledges and understands that this Addendum amends and supplements the Franchise Agreement and that the terms and conditions of this Addendum are incorporated into the Franchise Agreement as though set forth in full therein.

        IN WITNESS WHEREOF, the parties hereunder have duly executed, sealed and delivered this Addendum to the Franchise Agreement on the day and year first set forth above.

                                          DREAMS FRANCHISE CORPORATION


                                          By: _________________________________
                                          Its:_________________________________

                                          FRANCHISEE:


                                          _____________________________________


                                          By: _________________________________
                                          Its:_________________________________


                                          _____________________________________
                                          an Individual


                                          _____________________________________
                                          an Individual


                             FranchiseDocs Page 83

                          DREAMS FRANCHISE CORPORATION

                              KIOSK STORE ADDENDUM

                             TO FRANCHISE AGREEMENT


                             FranchiseDocs Page 84

                          DREAMS FRANCHISE CORPORATION
                              KIOSK STORE ADDENDUM
                             TO FRANCHISE AGREEMENT

         This Kiosk Store Addendum ("this Addendum") is made and entered into this_________day of , 19___ between DREAMS FRANCHISE CORPORATION, a California corporation with its principal office at 5009 Hiatus Road, Sunrise FL 33351, ("Franchisor") and_____________________________________________, whose principal address is_____________________________________________, an
individual/partnership/corporation incorporated in the State of________________ ("Kiosk Franchisee").

                                   WITNESSETH:

         WHEREAS, Franchisor and Kiosk Franchisee have simultaneously herewith entered into a certain Franchise Agreement whereby Kiosk Franchisee is granted a franchise to operate a FIELD OF DREAMS-Registered Trademark-4 Franchised Store; to use the "FIELD OF DREAMS-Registered Trademark-" marks; and, to utilize Franchisor's System in connection therewith;

         WHEREAS, Kiosk Franchisee has submitted an application to Franchisor seeking permission to become a Kiosk Franchisee of Franchisor and Franchisor has approved such application;

         WHEREAS, Kiosk Franchisee will be given the rights to open a FIELD OF DREAMS-Registered Trademark- store which consists of a freestanding kiosk to be located as agreed upon between Kiosk Franchisee and Franchisor. The term "Kiosk" as referred to herein shall mean a freestanding retail stand to be located in a shopping mall concourse or other shopping area concourse. A Kiosk does not refer to a standard retail space located in a mall or other shopping location.

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

I.       INCORPORATION OF TERMS OF FRANCHISE AGREEMENT

         A. This Addendum shall amend and supplement the Franchise Agreement simultaneously executed by the parties herein. The terms, covenants, and conditions of this Addendum are incorporated into the Franchise Agreement, and with respect to any conflict between the two (2) agreements, the terms of this Addendum shall be controlling with respect to the subject matter thereof.

_____________________________

         "FIELD OF DREAMS-Registered Trademark-is a service mark of Universal City Studios, Inc., licensed to Franchisor by Universal Studios Licensing, Inc.


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

         B. Except as expressly set forth in this Addendum, the rights, duties and obligations of the parties with respect to the FIELD OF DREAMS-Registered Trademark- Franchised Store shall be the same as the rights, duties, and obligations of the parties with respect to the Franchised Kiosk Store described in the Franchise Agreement.

         C. The rights granted to Kiosk Franchisee are specifically limited to and shall only pertain to the use of the FIELD OF DREAMS-Registered Trademark-System at a Kiosk, and shall not pertain to nor is any right granted to use the FIELD OF DREAMS-Registered Trademark- System in connection with the standard FIELD OF DREAMS-Registered Trademark- retail store.

II.      INITIAL FRANCHISE FEE

         A. Nothwithstanding the provisions of Section I.E of the Franchise Agreement, in consideration for the franchise granted herein, Franchisee shall pay to Franchisor, upon execution of the Franchise Agreement and this Kiosk Addendum, an initial franchise fee of Nineteen Thousand Dollars ($19,000).

         B. In addition, Kiosk Franchisee is required to pay to Franchisor all other fees and payments as are more fully described in the Franchise Agreement.

III.     OTHER TERMS

         A. Kiosk Franchisee expressly acknowledges and understands that this Addendum amends and supplements the Franchise Agreement and under the terms of this Addendum are incorporated into the Franchise Agreement as though set forth in full therein. Further, it is agreed that Franchise Agreement is hereby amended so that all obligations of a Franchisee as set out in the Franchise Agreement with regarding to the standard store using the FIELD OF DREAMS-Registered Trademark- System shall be applicable to the operation of a Kiosk store using the FIELD OF DREAMS-Registered Trademark- System by the Franchisee.

         IN WITNESS WHEREOF, the parties hereunder have duly executed, sealed and delivered this Addendum to the Franchise Agreement on the day and year first set forth above.

                                          DREAMS FRANCHISE CORPORATION


                                          By: _________________________________
                                          Its:_________________________________


                             FranchiseDocs Page 86

                                          FRANCHISEE:


                                          _____________________________________

                                          By: _________________________________
                                          Its:_________________________________



                                          _____________________________________
                                          an Individual


                                          _____________________________________
                                          an Individual


                                          _____________________________________
                                          an Individual


                             FranchiseDocs Page 87

                          DREAMS FRANCHISE CORPORATION

                           SEASONAL LOCATION ADDENDUM

                             TO FRANCHISE AGREEMENT


                             FranchiseDocs Page 88

                          DREAMS FRANCHISE CORPORATION
                           SEASONAL LOCATION ADDENDUM
                             TO FRANCHISE AGREEMENT

         This Seasonal Location Agreement (the "Agreement") is made and entered into this_________day of______________, 19___ by and between Dreams Franchise Corporation, a California corporation ("Franchisor") and_______________________ an individual/partnership/corporation incorporated in the State of_____________ ("Franchisee").

                                   WITNESSETH:

         WHEREAS, Franchisee is a Franchisee in the FIELD OF DREAMS-Registered Tradmark- System and whose Franchise Agreement as of the date of this Agreement is in good standing and all amounts required to be paid thereunder have been paid; and

         WHEREAS, Franchisee wishes to open a Seasonal Location on the terms and conditions contained herein; and

         WHEREAS, "Seasonal Location" as used herein shall mean a temporary FIELD OF DREAMS-Registered Tradmark- store to be located as provided herein to be opened during the limited duration herein.

         NOW THEREFORE, IT IS AGREED AS FOLLOWS:

I.       INCORPORATION OF TERMS OF FRANCHISE AGREEMENT

         A. This Agreement shall amend and supplement the Franchise Agreement by and between Franchisor and Franchisee. The terms, covenants and conditions of this Agreement are incorporated into the Franchise Agreement, and with respect to any conflict between the two (2) Agreements, the terms of this Agreement shall be controlling with respect to the subject matter hereof.

         B. Except as expressly set forth in this Agreement, the rights, duties and obligations of the parties with respect to a FIELD OF DREAMS-Registered Tradmark- Franchised Seasonal Location shall be the same as the rights, duties and obligations of the parties with respect to the FIELD OF DREAMS-Registered Tradmark- Seasonal Location described in the Franchise Agreement.

         C. The rights of Franchisee are specifically limited to and shall only pertain to the use of the FIELD OF DREAMS-Registered Tradmark- System at a Seasonal Location and shall not pertain to nor is any right granted to use the FIELD OF DREAMS-Registered Tradmark- System in connection with any other operations.


                             FranchiseDocs Page 89

II.      INITIAL FRANCHISEE FEE

         A. In consideration of the franchise granted herein, Franchisee shall pay to Franchisor upon execution of this Agreement an initial Seasonal Location franchise fee of Two Thousand Five Hundred Dollars ($2,500).

         B. In addition, Franchisee shall pay Franchisor all royalties, fees, and other amounts, including the 6% royalty and the 3% contribution to the Marketing and Development Fund, as required by the Franchise Agreement at the time and frequency required by the Franchise Agreement for all Franchise locations, including this Seasonal Location.

III.     DURATION OF AGREEMENT

         A. Franchisee shall have the right to operate the Seasonal Location during the "Season" which shall begin on October 15, 19____ and shall terminate no later than the Monday following the second full calendar week in January of the following year.

IV.      OTHER TERMS

         A. Franchisee expressly acknowledges and understands that this Agreement amends and supplements the Franchise Agreement by and between Franchisee and Franchisor and the terms of this Agreement are incorporated into the Franchise Agreement as though set forth in full therein. Further it is agreed that the Franchise Agreement between Franchisor and Franchisee is hereby amended so that all obligations of Franchisee as set out in the Franchise Agreement shall be applicable to the operation of the Seasonal Location except as specifically set out to the contrary in the Franchise Agreement.

         IN WITNESS WHEREOF, the parties hereunder have duly executed, sealed and delivered this Seasonal Location Agreement to the Franchise Agreement on the day and year first set forth above.

                                        DREAMS FRANCHISE CORPORATION



                                        By: ___________________________________
                                        Its:___________________________________


                             FranchiseDocs Page 90

                                        FRANCHISEE:


ATTEST:                                 By: ___________________________________
                                        Its:___________________________________
_________________________




_____________________________           _______________________________________
Witness                                 Franchisee


_____________________________           _______________________________________
Witness                                 Franchisee


                             FranchiseDocs Page 91

                         AGREED UPON SEASONAL LOCATIONS:


_______________________________________________________



_______________________________________________________



_______________________________________________________



_______________________________________________________


                             FranchiseDocs Page 92